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                                     FORM OF


                      AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF MARCH 10, 2005

                                      AMONG

                    THE FUNDS AND PORTFOLIOS PARTIES HERETO,

                       THE BANKS PARTY HERETO AS LENDERS,


  STATE STREET BANK AND TRUST COMPANY, AS OPERATIONS AGENT AND CO-SYNDICATION AGENT, CITIBANK, N.A., AS CO-SYNDICATION AGENT, NATIONAL AUSTRALIA BANK, AS
 DOCUMENTATION AGENT, THE BANK OF NEW YORK, AS MANAGING AGENT, CITIZENS BANK OF
                        MASSACHUSETTS, AS MANAGING AGENT

                                       AND

                 BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT


                         BANC OF AMERICA SECURITIES LLC,
                   AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER




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



                      AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 10, 2005 is entered into among each of the funds (each, a "Fund") a party hereto or that may become a party hereto pursuant to the terms hereof, the various banks as are or may become party hereto pursuant to the terms hereof (individually, a "Bank" and, collectively, the "Banks"), BANK OF AMERICA, N.A. (as successor to FLEET NATIONAL BANK), a national banking association, as administrative agent (in such capacity, the "Administrative Agent") for the Banks, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street"), as operations agent (in such capacity, the "Operations Agent") for the Banks.

         WHEREAS, certain funds, certain banks, Fleet National Bank, as administrative agent and documentation agent, and State Street, as operations agent, are parties to a certain Credit Agreement as amended and restated on March 15, 2002 and further amended thereafter (as so amended, the "Existing Agreement");

         WHEREAS, the Funds (either on their own behalf or on behalf of certain specified Portfolios) identified on Annex I hereto listed under the heading Current Borrower Parties (the "Current Borrower Parties") are parties to the Existing Agreement;

         WHEREAS, the Funds (either on their own behalf or on behalf of certain specified Portfolios) identified on Annex I hereto listed under the heading Continuing Borrower Parties (the "Continuing Borrower Parties"), certain of the Banks party to the Existing Agreement, the Administrative Agent and the Operations Agent desire to amend the Existing Agreement to extend the Termination Date, to acknowledge that Danske Bank A/S will not continue as a Bank hereunder, to add as Banks hereunder Citizens Bank of Massachusetts, Lloyds TSB Bank plc, The Northern Trust Company and Sovereign Bank and to effect other changes to the Existing Agreement as hereinafter provided;

         WHEREAS, in order to facilitate the aforesaid amendments, the parties hereto desire to amend and restate the Existing Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree that the Existing Agreement is hereby amended and restated in its entirety as follows:

1. DEFINITIONS, INTERPRETATION OF AGREEMENT AND COMPLIANCE WITH FINANCIAL RESTRICTIONS.

     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Act" means the Investment Company Act of 1940, as amended, modified, or supplemented from time to time, and all rules and regulations promulgated thereunder, and any successor statute and associated regulations.

                  "Administrative Agent" has the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Adviser" means Legg Mason Fund Adviser, Inc., Legg Mason Funds Management, Inc. or LMM LLC, as the case may be, as investment adviser or manager to a Fund or a Portfolio together with any successor thereto permitted by Section 7.2(f) hereof.

                  "Adviser Persons" is defined in Section 1.6.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "Agent" means the Administrative Agent or the Operations
Agent.

                  "Agent Parties" has the meaning assigned to such term in
Section 13.2(c).

                  "Agreement" means this Credit Agreement, as it may be amended, restated, modified and/or supplemented from time to time.

                  "Arranger" means Banc of America Securities LLC, as sole lead arranger and sole book manager.

                  "Asset Coverage Ratio" means, with respect to any Fund or Portfolio (as the case may be) at any time, the ratio which the value of the Total Assets of such Fund or Portfolio (reduced by the value of assets subject to Liens) at such time less all liabilities and Indebtedness not represented by Senior Securities Representing Indebtedness of such Fund or Portfolio, bears to the aggregate amount of Senior Securities Representing Indebtedness of such Fund or Portfolio at such time.

                  "Assignee" has the meaning assigned to such term in Section 13.8(b).

                  "Assignee Group" has the meaning assigned to such term in
Schedule 13.8.

                  "Assignment and Acceptance" has the meaning assigned to such term in Section 13.8(b).

                  "Attorney Costs" means and includes any and all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bank" and "Banks" have the meanings assigned to such terms in the introductory paragraph of this Agreement.

                  "Bank Related Parties" means, with respect to any Bank, the Administrative Agent or the Operations Agent, its Affiliates and the partners, directors, officers, employees, agents and advisors of such Bank or Agent and its Affiliates.

                  "Banking Day" means any day other than a Saturday, Sunday or legal holiday on which banks are authorized or required to be closed in Boston, Massachusetts, or New York, New York and, with respect to Eurodollar Loans, a day on which dealings in Dollars may be carried on by the Operations Agent in the interbank eurodollar market.

                  "Borrower Materials" is defined in Section 7.2.

                  "Borrowing" means a borrowing hereunder consisting of Loans of the same type made to a Fund or Portfolio on the same day by the Banks under
Section 2 and, other than in the case of Federal Funds Rate Loans, having the same Interest Period.

                  "Borrowing Base" means the amount defined as such in Section
4.5 with respect to each Fund or Portfolio, as the case may be.

                  "Borrowing Base Certificate" means a Borrowing Base Certificate as defined in Section 7.1(c).

                  "Borrowing Certificate" means a certificate provided by a Fund or Portfolio, in the form of Exhibit A hereto.

                  "Capitalized Lease" of any Person means all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases on a balance sheet of such Person.

                  "Change in Control" means any transaction or series of transactions where (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as in effect on the date hereof), directly or indirectly, of securities of another Person (the "Target") representing 25% or more of the combined voting power of the Target's then-outstanding securities;
(ii) at any time less than a majority of the members of the Target's board of directors shall be persons who were either nominated for election or were elected by such board of directors; (iii) the Target's stockholders approve a merger or consolidation of the Target with any other Person, other than a merger or consolidation that would result in the voting securities of the Target outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Target or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the Target's stockholders approve a plan of complete liquidation of the Target or an agreement for the sale or disposition of all or substantially all of the Target's assets; provided that a Change in Control will not be deemed to occur when, after such transaction or series of transactions, the Target would be controlled, directly or indirectly, by Legg Mason, Inc.

                  "Code" means the Internal Revenue Code of 1986 and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

                  "Commitment" means, relative to any Bank, such Bank's obligation to make Loans pursuant to Section 2.1.

                  "Commitment Amount" means, on any date, $400,000,000, as such amount may be reduced from time to time pursuant to Section 4.3.

                  "Continuing Borrower Parties" has the meaning assigned to such term in the recitals hereof.

                  "Credit Documents" means this Agreement, any Notes and all other documents delivered to any Agent or any Bank in connection herewith.

                  "Current Borrower Parties" has the meaning assigned to such term in the recitals hereof.

                  "Dollars" and the symbol "$" mean lawful money of the United States of America.

                  "Eligible Lender" means an entity that is a "bank" (as such term is defined in the Act), but not an "affiliated person," "principal underwriter" or "promoter" (as such terms are defined in the Act) of any Fund or Portfolio or an "affiliated person" (as such term is defined in the Act) of any of the above; provided, however, that "Eligible Lender" shall not include any Fund, any Portfolio or any Affiliate thereof.

                  "Eurocurrency Reserve Requirement" means, with respect to any Eurodollar Loan for any Interest Period, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board (or any successor), for determining the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves) applicable to "Eurocurrency liabilities" pursuant to Regulation D of the Federal Reserve Board (or any successor) or any other then applicable such regulation that prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained against (i) any category of liabilities that includes deposits by reference to which LIBOR (Reserve Adjusted) is to be determined or (ii) any category of extensions of credit or other assets that includes the Loans. For purposes of this Agreement, any Eurodollar Loan hereunder shall be deemed to be "Eurocurrency liabilities," as defined in Regulation D, and, as such, shall be deemed to be subject to such reserve requirements without the benefit of, or credit for, proration, exceptions or offsets which may be available from time to time under Regulation D.

                  "Eurodollar Loan" means any Loan which bears interest at a rate determined with reference to LIBOR (Reserve Adjusted).

                  "Eurodollar Margin" means 0.45%.

                  "Event of Default" means any of the events described in
Section 11.1.

                  "Exchange Act" has the meaning assigned to such term in the definition of the term Change in Control.

                  "Existing Agreement" has the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "Existing Termination Date" has the meaning assigned to such term in Section 2.7(a).

                  "Federal Funds Rate" means, for any day, the rate per annum as quoted by the Federal Reserve Bank of New York and confirmed in the daily statistical release designated as H.15, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor "H.15") for the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published for the preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Operations Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Operations Agent.

                  "Federal Funds Rate Loan" means any Loan which bears interest at a rate determined with reference to the Federal Funds Rate.

                  "Federal Funds Rate Margin" means 0.45%.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Fee Payment Date" means, as to any fees, the last day of each March, June, September and December, commencing on the first such date to occur after the date hereof.

                  "Fiscal Year" means each fiscal year of any Fund or Portfolio, as the case may be. References to a Fiscal Year with a number corresponding to any calendar year (e.g. "Fiscal Year 2004") refer to the Fiscal Year ending on a date occurring during such calendar year.

                  "Fund" has the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "GAAP" means generally accepted accounting principles as applied in the preparation of the financial statements of the Funds and Portfolios referred to in Section 6.6.

                  "Indebtedness" of any Person means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation,
(a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments or arising out of a reverse repurchase transaction, and
(b) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by a Lien on any asset of such Person; (ii) any obligation of such Person on account of deposits or advances; (iii) any obligation of such Person for the deferred purchase price of any property or services, except Trade Accounts Payable and investments purchased on a forward delivery basis; (iv) any obligation of such Person as lessee under a Capitalized Lease; (v) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person; and (vi) any guaranty or other contingent liability, direct or indirect, with respect to any obligation of another Person, except for the endorsement of items for collection in the ordinary course of such first Person's business. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  "Indemnification Agreement" means that certain indemnification agreement dated March 10, 2005 among the Funds and Portfolios substantially in the form of Exhibit K.

                  "Indemnified Liabilities" has the meaning assigned to such term in Section 13.4.

                  "Indemnitee" has the meaning assigned to such term in Section 13.4.

                  "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on the Borrowing date of such Eurodollar Loan, and ending on the date which is from one day to sixty days thereafter (in each case as selected by the applicable Fund or Portfolio, as the case may be, pursuant to
Section 2.3 or Section 2.4); provided, however, that:

                  (a) any Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Banking Day; and

                  (b) no Interest Period shall extend beyond the Termination
         Date.

                  "LIBOR," applicable to any Interest Period, means the rate of interest for the relevant tenor offered for deposits in U.S. dollars, rounded to the nearest 1/100 of 1%, that appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) on the second Banking Day immediately preceding the day on which such Interest Period commences (the "LIBOR Reset Date"). If such reference is not available, then LIBOR shall mean the arithmetic mean, rounded to the nearest 1/100 of 1%, of quotes for deposits in U.S. dollars of the relevant tenor from four major banks in London selected by the Operations Agent at approximately 11:00 a.m. (London time) on the LIBOR Reset Date. "Telerate Page 3750" shall mean the display page currently designated as such on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

                  "LIBOR (Reserve Adjusted)" means, with respect to each Interest Period for a Eurodollar Loan, a rate per annum (rounded upward to the nearest 1/100 of 1%) determined pursuant to the following formula:

                      LIBOR              =            LIBOR
                                                      -----
                (Reserve Adjusted)          1 - Eurocurrency Reserve Requirement

         LIBOR shall be adjusted automatically as to all Eurodollar Loans then outstanding as of the effective date of any change in the Eurocurrency Reserve Requirement.

                  "LIBOR Reset Date" has the meaning assigned to such term in the definition of the term "LIBOR."

                  "Lien" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease. The term Lien shall not include the property interest acquired by a counterparty in connection with a securities repurchase agreement between a Fund or Portfolio, as the case may be, and a counterparty.

                  "Loan" means a loan by a Bank to a Fund or Portfolio, as the case may be, pursuant to Section 2.1, and shall be a Federal Funds Rate Loan or a Eurodollar Loan (each of which shall be a "type" of Loan).

                  "Majority Banks" means, at any time, at least two Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans or, if no such principal amount is then outstanding, at least two Banks then having at least 66-2/3% of the Commitments.

                  "Material Adverse Change" means, with respect to a Fund or Portfolio, any change that the Majority Banks determine to be material and adverse to (x) the condition (financial or otherwise), business, operations or prospects of such Fund or Portfolio, or (y) the ability of such Fund or Portfolio to duly and punctually pay and perform all or any of its obligations under this Agreement or the relevant Notes; provided, however, that if a Fund's or a Portfolio's Asset Coverage Ratio equals or exceeds 6 to 1, a Material Adverse Change shall not have occurred.

                  "Material Adverse Effect" means, with respect to a Fund or Portfolio, a material and adverse effect on (i) the condition (financial or other), business, operations or prospects of such Fund or Portfolio or (ii) the ability of such Fund or Portfolio to duly and punctually pay and perform its obligations under this Agreement and its Note.

                  "Net Asset Value" means, at any date, with respect to a Fund or Portfolio, its Total Assets less its Total Liabilities.

                  "New Termination Date" has the meaning assigned to such term in Section 2.7(e).

                  "Note" means, with respect to a Fund or Portfolio, the promissory note of such Fund or Portfolio substantially in the form set forth as Exhibit B or Exhibit B-1, as appropriate, as such Note may be amended, modified or supplemented from time to time, and the term "Note" shall include any substitutions for, or renewals of, such Note.

                  "Operations Agent" has the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "Operations Agent's Payment Office" means the address for payments set forth on Schedule 13.2 hereto in relation to the Operations Agent or such other address as the Operations Agent may from time to time specify.

                  "Originating Bank" has the meaning assigned to such term in
Section 13.8(c).

                  "Participant" has the meaning assigned to such term in Section 13.8(c).

                  "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, association, limited liability company, unincorporated organization, government or agency or political subdivision thereof, or other entity.

                  "Plan" means any "pension plan" or "welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "Platform" has the meaning assigned to such term in Section
7.1.

                  "Portfolio" means each series or class of shares of a Fund that constitutes a "series" under the Act, which is a signatory to this Agreement or any amendment hereto or which such Fund has previously identified to the Banks as a Portfolio in a certificate in the form of Exhibit C and has been approved by the Banks hereunder.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks, as set forth on Schedule I, as such amount may be adjusted from time to time as a result of an assignment made by such Bank pursuant to Section 13.8 or otherwise.

                  "Reference Rate" means, at any time, the rate of interest then most recently announced by State Street at Boston, Massachusetts as its prime rate. It is a rate set by State Street based upon various factors including State Street's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Loans may be priced at, above or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the date specified in the public announcement of such change.

                  "Refinancing" means the refinancing of the Agreement as contemplated by this amendment and restatement of the Existing Agreement.

                  "Refinancing Date" has the meaning assigned to such term in
Section 9.

                  "Related Party" means, with respect to a Fund or Portfolio, as the case may be, and for purposes of Section 7.17 only, any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Fund or Portfolio, (ii) which beneficially owns or holds 5% or more of the equity interest of such Fund or Portfolio or (iii) 5% or more of the equity interest of which is beneficially owned or held by such Fund or Portfolio. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Senior Security" means any bond, debenture, note, or similar obligation or instrument constituting a security (within the meaning of the Act) and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends.

                  "Senior Security Representing Indebtedness" means any Senior Security other than stock.

                  "State Street" has the meaning assigned to such term in the introductory paragraph of this Agreement.

                  "Subsidiary" means, with respect to a Fund or Portfolio, as the case may be, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Fund or Portfolio and/or one or more Subsidiaries of such Fund or Portfolio and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Fund or Portfolio and/or one or more Subsidiaries of such Fund or Portfolio has more than a 50% equity interest at the time.

                  "Target" has the meaning assigned to such term in the definition of the term Change in Control.

                  "Taxes" with respect to any Person means taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

                  "Termination Date" means March 9, 2006, or such earlier date as may be fixed by the Funds and Portfolios on at least 15 Banking Days' prior written or telephonic notice received by the Administrative Agent. The Funds and Portfolios shall promptly confirm any such telephonic notice in writing. Upon the request of the Funds and Portfolios, and in the Banks' and the Agents' sole discretion, the Termination Date may be extended for successive 364-day periods as provided in Section 2.7.

                  "Total Assets" means, with respect to a Fund or Portfolio, as the case may be, as of any date, an amount equal to the aggregate fair market value of all items which would be set forth as assets on a balance sheet of such Fund or Portfolio on such date in accordance with GAAP. "Fair market value," for purposes of this definition, shall be determined as follows: each portfolio security traded on a national securities exchange or traded over-the-counter and quoted on the Nasdaq National Market (or similar quotation system providing daily quotations with respect to the last sale prices of traded securities) shall be valued at the last sale price on the date of valuation; provided that any security so traded and quoted for which there was no sale on the date of valuation, and securities traded over-the-counter but not quoted on the Nasdaq National Market or any such similar quotation system, shall be valued at an amount equal to the arithmetic mean of the most recent available bid and asked quotations therefor, except that debt securities not traded on a national securities exchange nor quoted on the Nasdaq National Market or any such similar quotation system shall be assigned such values as shall be determined with respect thereto by the pricing service or services normally utilized by such Fund or Portfolio to determine the fair market value of such securities, or, if any such pricing service does not provide a value for such asset, then the value of such asset shall be determined in accordance with the Fund's or Portfolio's standard procedures. Upon the written request of the Operations Agent, a Fund or Portfolio shall promptly furnish all such information as the Operations Agent shall reasonably request relating to the value of any portfolio security or other asset of such Fund or Portfolio or the assignment of values thereto by such Fund or Portfolio or any other Person.

                  "Total Liabilities" means, with respect to a Fund or Portfolio as of any date, the aggregate amount of all items which would be set forth as liabilities on a balance sheet of such Fund or Portfolio on such date in accordance with GAAP.

                  "Trade Accounts Payable" of any Person means trade accounts payable of such Person with a maturity of not greater than ninety (90) days incurred in the ordinary course of such Person's business.

                  "Trust Agreement" means, with respect to a Fund that is a business trust, such Fund's Declaration of Trust, as amended from time to time.

                  "Unmatured Event of Default" means any event or condition which, with the lapse of time or giving of notice to a Fund or a Portfolio, or both, would constitute an Event of Default.

     1.2 Other Definitional Provisions. Unless otherwise defined or the context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in a Note or in any certificate or other document made or delivered pursuant hereto.

     1.3 Interpretation of Agreement. A reference to a Section or an Exhibit is, unless otherwise stated, a reference to a section hereof or an exhibit hereto, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto," and "hereunder" and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless expressly indicated otherwise, when used in this Agreement (including the Schedules and Exhibits hereto) "from" means "from and including" and "to" means "to but excluding". Unless expressly indicated otherwise, when used in this Agreement (including the Schedules and Exhibits hereto) "to the best of a Person's knowledge" means "to the best of such Person's knowledge after due inquiry".

     1.4 Compliance with Financial Restrictions. Compliance with each of the financial ratios and restrictions contained in Section 7 shall, except as otherwise provided herein, be determined in accordance with GAAP consistently followed.

     1.5 Assumptions Regarding Structure. The parties acknowledge and agree that certain of the Funds under this Agreement are comprised of separate Portfolios and that such Portfolios are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments and, for these reasons, the relevant Funds are executing this Agreement and the relevant Notes on behalf of their specified respective Portfolios.

     1.6 Authority of Adviser; Adviser Disclaimer. Each of the Funds and Portfolios hereby confirms that its Adviser has been duly authorized to act on behalf of such Fund or Portfolio for purposes of this Agreement and the relevant Note and to take all actions which such Fund or such Portfolio is entitled or required to take hereunder or thereunder, including, without limitation, requesting the making, continuation or conversion of Loans on behalf of a Fund or Portfolio pursuant to Section 2, reducing or terminating the Commitment as to one or more Funds or Portfolios, and executing and delivering Borrowing Certificates, Borrowing Base Certificates and any and all other certificates, reports, financial information and notices required to be delivered to the Agents and/or the Banks hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder or under a Note the respective Adviser is acting solely in its capacity as investment adviser for the relevant Funds and Portfolios and not in its individual capacity and (b) neither such Adviser nor any of its officers, directors, members, employees or agents (with such Adviser, collectively, "Adviser Persons") shall have any liability whatsoever to any Bank or Agent for any action taken or omitted to be taken by any of them in connection with this Agreement or any Note nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder or under the Note and (c) no Adviser Person shall be responsible in any manner to the Agents or the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement or in any information, report, certificate or other document furnished by any Adviser on behalf of any Fund or Portfolio in connection with this Agreement, including, without limitation, any Borrowing Certificate, any Borrowing Base Certificate, and any certificate or notice furnished pursuant to
Section 7.1 or 7.2 hereof; provided that, in the case of clauses (b) and (c) above, the conduct of the Adviser Persons or any of them did not constitute gross negligence, misconduct or a breach of any obligation to any Fund or Portfolio.

    2. COMMITMENTS OF THE BANKS AND CERTAIN LOAN TERMS.

     2.1 Loans. Subject to the terms and conditions of this Agreement and in reliance upon the warranties of each of the Funds set forth herein, each Bank severally agrees to make individual loans (collectively called the "Loans" and individually called a "Loan") to the Funds or, in the case of a Fund comprised of one or more Portfolios, to such Portfolios as are shown on the signature pages hereof or which are designated in the manner specified in Section 10.1, in immediately available funds, as designated in a Borrowing Certificate provided pursuant to Section 2.3, which Loans each Fund or Portfolio, as the case may be, may repay and reborrow during the period from the date hereof to, but not including, the Termination Date. Notwithstanding the foregoing, the parties hereto agree that any breach of a warranty by a Fund or Portfolio will not alter the Banks' obligations to make Loans to any other Fund or Portfolio. The commitment of each Bank and the outstanding principal amount of Loans made by each Bank hereunder shall not exceed at any time the aggregate amount set forth on Schedule I (such amount as the same may be reduced under Section 4.3 or as a

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

result of one or more assignments as permitted herein, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Commitment Amount; and provided, further, that the aggregate principal amount of all Loans outstanding from time to time to any Fund or Portfolio, as the case may be, shall not exceed the Borrowing Base for such Fund or Portfolio.

     2.2 Loan Options. Each Loan shall be either a Federal Funds Rate Loan or a Eurodollar Loan, as shall be selected by the relevant Fund or Portfolio, except as otherwise provided herein. Any combination of types of Loans may be outstanding at the same time, except that no more than three Loans having different Interest Periods may be outstanding at any one time with respect to each Fund or, with respect to a Fund comprised of Portfolios, each Portfolio of that Fund.

     2.3      Borrowing Procedures.

     (a) Notice to Operations Agent. A Fund or Portfolio shall give the Operations Agent prior written or telephonic notice of each Loan, which shall be received by the Operations Agent, in the case of a Federal Funds Rate Loan, not later than 12:00 noon, Eastern time, on the Borrowing date with respect to such Loan, or, in the case of a Eurodollar Loan, not later than 12:00 noon, Eastern time, three (3) Banking Days prior to the Borrowing date with respect to such Loan. Each such notice shall specify (i) the Borrowing date (which shall be a Banking Day), (ii) the amount and type of such Loan, (iii) the initial Interest Period for such Loan, and (iv) in the case of a Fund with Portfolios, the name of the Portfolio that will utilize the proceeds of such Loan. Each Loan shall be in a minimum amount of $500,000 or in an integral multiple of $100,000 in excess thereof. The relevant Fund or Portfolio shall promptly confirm each such telephonic notice in writing by providing to the Operations Agent a Borrowing Certificate signed by such Fund's or Portfolio's Treasurer or Assistant Treasurer or a designated officer of the Adviser, on behalf of the Fund or Portfolio (it being understood, however, that the Fund's, the Portfolio's or the Adviser's failure to confirm any telephonic notice or otherwise comply with the provisions of this Section 2.3 shall not affect the obligation of the relevant Fund or Portfolio to repay each Loan in accordance with the terms of this Agreement and the relevant Notes). In the event that more than one Loan request is made on any Banking Day, the Operations Agent shall, for purposes of ensuring that the aggregate of the then-outstanding Loans and the Loans which are the subject of Loan requests will not exceed the Commitment Amount, process the Loan requests in the order of receipt.

     (b) Notice to Banks. The Operations Agent will promptly notify each Bank of its receipt of any Loan request and of the amount of such Bank's Pro Rata Share of the requested Loan.

     (c) Transfers to Operations Agent. Each Bank will make the amount of its Pro Rata Share of each Loan available to the Operations Agent for the account of the borrowing Fund or Portfolio at the Operations Agent's Payment Office by 2:00 p.m. (Eastern time) on the Borrowing date requested by the borrowing Fund or Portfolio in funds immediately available to the Operations Agent for deposit to the account which the Operations Agent shall from time to time specify by notice to the Banks. The proceeds of all such Loans will then be made available to the borrowing Fund or Portfolio by the Operations Agent in accordance with written instructions provided to the Operations Agent by the Fund or Portfolio in like funds as received by the Operations Agent. No Bank's obligation to make any Loan shall be affected by any other Bank's failure to make any Loan.

     (d) Disbursement to Fund or Portfolio. The Operations Agent will pay to the relevant Fund or Portfolio the amount of each Loan on the date specified in the notice of Borrowing with respect to such Loan upon satisfaction of the applicable conditions precedent with respect to such Loan.

     2.4 Continuation and/or Conversion of Loans. A Fund or Portfolio may elect to continue an outstanding Eurodollar Loan into a subsequent Interest Period to begin on the day following the last day of such current Interest Period or convert a Eurodollar Loan into a Federal Funds Rate Loan by giving the Operations Agent prior written or telephonic notice of such continuation or conversion, which shall be received by the Operations Agent not later than 12:00 noon, Eastern time, three (3) Banking Days prior to the effective date of any continuation or conversion which results in a Eurodollar Loan or 12:00 noon, Eastern time, on the date of conversion with respect to such Loan that is to be continued as a Federal Funds Rate Loan; provided that no Loan (which, for the avoidance of doubt, shall include any Loan proposed to be converted to a Loan of another type) shall be outstanding for a period of more than sixty (60) days; and provided, further, that there shall be no more than three Interest Periods in respect of any Eurodollar Loan of a Fund, or with respect to a Fund comprised of Portfolios, any Portfolio of such Fund. Each such notice shall specify (a) the effective date of continuation or conversion (which shall be a Banking Day),
(b) the amount of the respective Loan and (c) the Interest Period for such Loan. The Fund or Portfolio making such an election shall promptly confirm each such telephonic notice in writing by providing the Operations Agent a new Borrowing Certificate signed by the relevant Fund's or Portfolio's Treasurer or Assistant Treasurer or a designated officer of the Adviser, on behalf of such Fund or Portfolio. Absent timely notice of continuation or conversion, each Eurodollar Loan shall automatically convert into a Federal Funds Rate Loan on the last day of the current Interest Period for such Loan unless paid in full on such last day. At any time that an Event of Default or an Unmatured Event of Default shall exist, any Loans may be converted or continued only as Federal Funds Rate Loans. The Operations Agent will promptly notify each Bank of its receipt of a request to convert or continue a Loan. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

     2.5 Evidence of Debt. The Loans made by each Bank to a Fund or Portfolio shall be evidenced by one or more accounts or records maintained by such Bank and by the Operations Agent in the ordinary course of business. The accounts or records maintained by the Operations Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by such Bank to such Fund or Portfolio and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Fund or Portfolio hereunder to pay any amount owing with respect to such Loans. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Operations Agent in respect of such matters, the accounts and records of the Operations Agent shall control absent manifest error. Upon the request of any Bank made through the Operations Agent, such Fund or Portfolio shall execute and deliver to such Bank (through the Operations Agent) a Note, which shall evidence such

Bank's Loans to it in addition to such accounts or records. Each Bank may attach schedules to each of its Notes and endorse thereon the date, type (if applicable), amount and maturity of its Loans to the respective Fund or Portfolio and payments with respect thereto. Each Fund and Portfolio shall repay
(a) each Eurodollar Loan made to such Fund or Portfolio on the earlier of (i) the Termination Date or, if applicable to any Bank, the New Termination Date, whichever is later, and (ii) the last day of the relevant Interest Period for such Eurodollar Loan and (b) each Federal Funds Rate Loan made to such Fund or Portfolio no later than the earlier of (i) the Termination Date or the New Termination Date, whichever is later, and (ii) the sixtieth day after the day on which such Federal Funds Rate Loan was made.

         2.6      Source of Repayment.

     (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Portfolio of a Fund are separate and distinct from the assets and liabilities of each other Portfolio of that Fund. No Portfolio or Fund shall be liable or shall be charged for any debt, obligation, liability, fee, or expense arising out of or in connection with a transaction entered into by or on behalf of any other Portfolio or Fund, or arising out of or in connection with any other action by a Portfolio or Fund giving rise to any expense as described in [Section 13.3(i)], or any judgment with respect thereto.

     (b) With respect to each Fund that is organized as a Massachusetts business trust, the parties hereby agree that this Agreement is not executed on behalf of the trustees of such Fund as individuals, and the obligations of such Fund, or a Portfolio of such Fund (with respect to a Fund with Portfolios), under this Agreement and its Note(s)) are not binding on any of the trustees, officers or shareholders of such Fund individually, but are binding upon only the assets and property of such Fund or Portfolio, as the case may be.

     (c) Nothing in this Section 2.6 shall affect the rights of the Operations Agent or the Banks against Adviser Persons as provided in Section 1.6. The Funds and the Portfolios shall honor the good faith allocations made among them pursuant to the Indemnification Agreement.

         2.7      Extension of Scheduled Termination Date.

     (a) Requests for Extension. The Funds and the Portfolios may, by notice to the Administrative Agent (which shall promptly notify the Banks) not earlier than 45 days and not later than 35 days prior to the scheduled Termination Date then in effect hereunder (the "Existing Termination Date"), request that each Bank extend such Bank's scheduled Termination Date for an additional 364 days from the Existing Termination Date.

     (b) Bank Elections to Extend. Each Bank, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not earlier than 30 days prior to the Existing Termination Date and not later than the date (the "Notice Date") that is 20 days prior to the Existing Termination Date, advise the Administrative Agent whether or not such Bank agrees to such extension (and each Bank that determines not to so extend its Maturity Date (a "Non-Extending Bank") shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Bank that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.

     (c) Notification by Administrative Agent. The Administrative Agent shall notify the Funds and the Portfolios of each Bank's determination under this Section no later than the date 15 days prior to the Existing Termination Date (or, if such date is not a Banking Day, on the next preceding Banking Day).

     (d) Additional Commitment Banks. The Funds and the Portfolios shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and add as "Banks" under this Agreement in place thereof, one or more Eligible Lenders (each, an "Additional Commitment Bank") as provided in Section 13.9, each of which Additional Commitment Banks shall have entered into an Assignment and Acceptance pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Commitment (and, if any such Additional Commitment Bank is already a Bank, its Commitment shall be in addition to such Bank's Commitment hereunder on such date).

     (e) Minimum Extension Requirement. If (and only if) the total of the Commitments of the Banks that have agreed so to extend their Termination Date and the additional Commitments of the Additional Commitment Banks shall be at least 66 2/3% of the aggregate amount of the Commitments in effect immediately prior to the Existing Termination Date, then, effective as of the Existing Termination Date, the Termination Date of each Extending Bank and of each Additional Commitment Bank shall be extended to the date falling 364 days after the Existing Termination Date (except that, if such date is not a Banking Day, such Termination Date as so extended shall be the next preceding Banking Day) ("New Termination Date") and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement.

     (f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Bank with respect to a Fund or Portfolio unless:

             (i) no Event of Default or Unmatured Event of Default shall have occurred and be continuing on the date of such extension and immediately after giving effect thereto with respect to that Fund or Portfolio;

            (ii) the representations and warranties of that Fund or Portfolio contained in this Agreement (other than the warranty in Section 6.7 and the warranty contained in the last sentence of
                  Section 6.6) are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for such changes as are specifically permitted hereunder; and

           (iii) on the Termination Date of each Non-Extending Bank, the applicable Fund or Portfolio shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 5.5) to the extent necessary to keep outstanding Loans ratable with any revised Pro Rata Share of the respective Banks effective as of such date.

    3.            INTEREST AND FEES.

        3.1      Interest.


     (a) Federal Funds Rate Loans. The unpaid principal amount of each Federal Funds Rate Loan shall bear interest prior to maturity at a rate per annum equal to the Federal Funds Rate in effect from time to time plus the Federal Funds Rate Margin. Accrued interest on each Federal Funds Rate Loan shall be payable in arrears on the fifteenth day of each month and on each required date of repayment of principal.

     (b) Eurodollar Loans. The unpaid principal amount of each Eurodollar Loan shall bear interest prior to maturity at a rate per annum equal to LIBOR (Reserve Adjusted) in effect for each Interest Period with respect to such Eurodollar Loan plus the Eurodollar Margin. Accrued interest on each Eurodollar Loan shall be payable in arrears on each required date of repayment of principal.

     (c) Interest After Maturity. Each Fund and, in the case of a Fund comprised of Portfolios, each Fund on behalf of its Portfolios shall pay to the Banks interest on any amount of principal of any Loan borrowed on behalf of each such Fund or Portfolio which is not paid when due, whether at stated maturity, by acceleration or otherwise, accruing from and including the date such amount shall have become due to, but not including, the date of payment thereof in full at the rate per annum which is equal to the greater of (i) 2% in excess of the rate applicable to the unpaid principal amount immediately before it became due and (ii) 2% in excess of the Reference Rate in effect from time to time. After maturity, accrued interest shall be payable on demand.

     (d) Maximum Interest Rate. It is the intention of each Bank and each Fund and Portfolio party hereto that the interest on the Loans that may be charged to, taken from or received from any Fund or Portfolio, as the case may be, shall not exceed the maximum rate of interest permissible under applicable law. Notwithstanding anything to the contrary contained in any Credit Document, if any interest is charged to, taken from or received from a Fund or Portfolio by a Bank pursuant to any Credit Document in excess of such maximum lawful rate of interest, then the excess of such payment over the maximum shall be applied to the reduction of the outstanding principal balance of the Loans of such Fund or Portfolio (without prepayment premium or penalty), and any portion of such excess payment remaining after such application shall be returned by such Bank to such Fund or Portfolio.

     3.2 Commitment Fee. The Funds and Portfolios shall collectively pay to the Banks a commitment fee equal to 0.09% per annum on the average daily unused portion of the Commitment Amount from time to time during the period from and including the date of this Agreement to, but not including, the earlier of the Termination Date or the date of termination of the Commitment Amount pursuant to
Section 4.3 or 11.2. Such commitment fee shall be payable in arrears on each Fee Payment Date and a pro-rated installment shall be payable on the Termination Date or the date of termination of the Commitments for any period then ending for which such commitment fee shall not have been theretofore paid. Notwithstanding the foregoing, the amount of the commitment fee shall be reduced pro rata in accordance with any termination, or reduction from time to time in the Commitment Amount. Each Fund or Portfolio, as the case may be, shall be liable only for its portion of the commitment fee, and such Fund or Portfolio shall not be liable for any portion of the commitment fee of any other Fund or Portfolio. The Funds shall notify the Operations Agent at least two Banking Days in advance of a Fee Payment Date of the manner in which the fees to be paid on such Fee Payment Date are to be allocated among the Funds and Portfolios.

                  The Funds and Portfolios shall collectively pay to the Banks interest on any portion of the commitment fee that is not paid within 10 days of the due date thereof accruing from and including such due date to, but not including, the date of payment thereof in full at the rate per annum which is equal to 2% in excess of the Reference Rate in effect from time to time; provided that such payment be allocated only among the Funds and Portfolios that have not paid the portion of the commitment fee allocated to such Fund or Portfolio within 10 days of the due date thereof.

     3.3 Method of Calculating Interest and Fees. Interest on each Loan shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed, calculated as to each Interest Period from and including the first day thereof to, but not including, the last day thereof. Any fees shall be calculated on the basis of a year consisting of 360 days and paid for actual days elapsed.

     4. PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION OF THE COMMITMENTS AND SETOFF.

     4.1 Place of Payment. All payments hereunder (including payments with respect to the Notes) shall be made without setoff or counterclaim and shall be made to the Operations Agent in immediately available funds prior to 9:30 a.m., Eastern time, on the date due at State Street, ABA No. 011-000028, Account No. MMTA 42525, Reference: Legg Mason, or at such other place or for such other account as may be designated by the Operations Agent to the Funds and Portfolios in writing. Any payments received after such time shall be deemed received on the next Banking Day. The Operations Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Subject to the definition of the term "Interest Period," whenever any payment to be made hereunder or under a Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the calculation of interest or any fees.

        4.2      Prepayments.

     (a) Mandatory Prepayments. If at any time the outstanding principal balance of a Fund's or Portfolio's, as the case may be, Loans hereunder shall exceed the then-current Borrowing Base of such Fund or Portfolio, such Fund or Portfolio shall immediately prepay the outstanding principal amount of such Loans in an amount equal to such excess, subject to the indemnification provisions of
Section 5.5. Upon any such prepayment, the applicable Fund or Portfolio shall prepay all interest accrued on the principal being prepaid.

     (b) Optional Prepayments. Each Fund or Portfolio, as the case may be, may from time to time, upon at least two (2) Banking Days' prior written or telephonic notice received by the Operations Agent, prepay the principal of the Loans to such Fund or Portfolio in whole or in part, as contemplated by Section 2.1; provided, however, that any partial prepayment of principal shall be in a minimum amount of $100,000 or in an integral multiple of $100,000 in excess thereof, and provided further, that any prepayment of principal shall be subject to the indemnification provisions of Section 5.5, but shall otherwise be without any premium or penalty. Such Fund or Portfolio shall promptly confirm any telephonic notice of prepayment in writing. Upon any such prepayment, the applicable Fund or Portfolio shall prepay all interest accrued on the principal being prepaid.

     4.3 Reduction or Termination of the Commitment Amount. The Funds and Portfolios may from time to time, upon at least 30 calendar days' prior written or telephonic notice given by or on behalf of the Funds and Portfolios and received by the Operations Agent, permanently reduce the Commitment Amount, but only upon payment of the unpaid principal amount of the Loans, if any, in excess of the then-reduced amount of the Commitment Amount, plus (i) accrued interest to the date of such payment on the principal amount being repaid and (ii) any amount required to indemnify the Banks pursuant to Section 5.5 in respect of such payment. Any such reduction shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 and shall be applied to each Bank according to its Pro Rata Share. The Funds and Portfolios may at any time on like notice terminate the Commitments upon payment in full of (a) the Loans, (b) accrued interest thereon to the date of such payment, (c) any amount required to indemnify the Banks pursuant to Section 5.5 in respect of such payment, and (d) any other liabilities of the Funds and Portfolios hereunder. The Funds and Portfolios shall promptly confirm any telephonic notice of reduction or termination of the Commitments in writing.

     4.4 Setoff. In addition to and not in limitation of all other rights and remedies (including other rights of setoff) that the Banks may have, a Bank shall, upon the occurrence of any Event of Default described in Section 11.1 or any Unmatured Event of Default described in Section 11.1(e), have the right to appropriate and apply to any payment of any and all Loans and other liabilities of a Fund or Portfolio hereunder (whether or not then due), in such order of application as such Bank may elect, any and all balances, credits, deposits
(general or special, time or demand, provisional or final), accounts or moneys of such Fund or Portfolio (and not any other Fund or Portfolio) then or thereafter with such Bank. A Bank shall promptly advise the relevant Fund or Portfolio and the Operations Agent of any such setoff and application made with respect to the Fund or Portfolio, but failure to do so shall not affect the validity of such setoff and application.

     4.5 Borrowing Base. The borrowing base (the "Borrowing Base") of each Fund or Portfolio, as the case may be, as of any date shall be the amount shown on each Borrowing Base Certificate or Borrowing Certificate, if applicable, furnished from time to time with respect to such Fund or Portfolio.

     4.6 Payments by the Banks to the Operations Agent.

     (a) Unless the Operations Agent receives notice from a Bank at least one Banking Day prior to the date of such Borrowing that such Bank will not make available as and when required hereunder to the Operations Agent for the account of the relevant Fund or Portfolio the amount of that Bank's Pro Rata Share of the Borrowing, the Operations Agent may assume that each Bank has made such amount available to the Operations Agent in immediately available funds on the Borrowing date and the Operations Agent may (but shall not be so required), in reliance upon such assumption, make available to the relevant Fund or Portfolio on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Operations Agent in immediately available funds and the Operations Agent in such circumstances has made available to the relevant Fund or Portfolio such amount, that Bank shall on the Banking Day following such Borrowing date make such amount available to the Operations Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Operations Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Operations Agent shall constitute such Bank's Loan on the Borrowing date for all purposes of this Agreement. If such amount is not made available to the Operations Agent on the Banking Day following the Borrowing date, the Operations Agent will notify the relevant Fund or Portfolio of such failure to fund, and upon demand by the Operations Agent, the relevant Fund or Portfolio shall pay such amount to the Operations Agent for the Operations Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

     (b) The failure of any Bank to make any Loan on any Borrowing date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing date.

     4.7 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Operations Agent of such fact and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to the purchasing Bank to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Fund and Portfolio agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off with respect to such participation) as fully as if such Bank were the direct creditor of the relevant Fund or Portfolio, as the case may be, in the amount of such participation. The Operations Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

     5. ADDITIONAL PROVISIONS RELATING TO LOANS.

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

     5.1 Increased Cost. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by a Bank with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality:

             (a) any tax, duty or other charge with respect to any Loan, any Note, or such Bank's obligation to make Loans is imposed, modified or deemed applicable, or the basis of taxation of payments to such Bank of the principal of, or interest on, any Loan (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

             (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank is imposed, modified or deemed applicable; or

             (c) any other condition affecting this Agreement or any Loan is imposed on such Bank or the interbank eurodollar market,

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any Loan is increased, or the amount of any sum receivable by such Bank hereunder or under the Note in respect of any Loan is reduced, then each Fund and/or each Portfolio, as the case may be, whose Loan is affected by the foregoing shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such additional cost or reduction, not to exceed an amount or amounts reasonably incurred, upon presentation by such Bank of a statement in the amount or amounts and setting forth such Bank's calculation thereof (provided that such Bank has not been compensated for such additional cost or reduction in the calculation of the Eurocurrency Reserve Requirement). Determinations by a Bank for purposes of this Section 5.1 of the additional amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amounts, the relevant Bank may use any reasonable averaging, attribution and allocation methods.

     5.2 Deposits Unavailable or Interest Rate Unascertainable or Inadequate; Impracticability. If any Fund or Portfolio has any Eurodollar Loan outstanding or a Fund or Portfolio, as the case may be, has notified the Operations Agent of its intention to borrow a Eurodollar Loan as provided herein, then in the event that, prior to any Interest Period, a Bank shall have determined in good faith (which determination shall be conclusive and binding on the parties hereto) that:

             (i) deposits of the necessary amount for the relevant Interest Period are not available to such Bank in the interbank eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining LIBOR applicable to such Interest Period; or

            (ii) LIBOR (Reserve Adjusted) will not adequately and fairly reflect the cost to such Bank of making or funding the Eurodollar Loans for such Interest Period; or

           (iii) the making or funding of Eurodollar Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of such Bank, materially and adversely affects such Loans or such Bank's obligation to make such Loans, then (x) any notice of a new Eurodollar Loan previously given by or on behalf of any Fund or Portfolio, as the case may be, and not yet borrowed or converted shall be deemed to be a notice to make a Federal Funds Rate Loan, and (y) provided that such Fund or Portfolio has been notified of such determination by the relevant Bank, such Fund or Portfolio shall be obligated, at its election, either to prepay in full the outstanding Eurodollar Loans without any premium or penalty (except as provided in Section 5.5) on the last day of the then-current Interest Period with respect thereto or to convert any such Loans to Federal Funds Rate Loans on such last day.

     5.3 Changes in Law Rendering Eurodollar Loans Unlawful. If at any time due to any new law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, or for any other reason arising subsequent to the date hereof, it shall become unlawful for a Bank to fund any Eurodollar Loan, Eurodollar Loans shall not be made hereunder by such Bank for so long as it would be unlawful for such Bank to do so. If any such change shall make it unlawful for a Bank to continue any Eurodollar Loan previously made by it hereunder, each Fund or Portfolio having Eurodollar Loans outstanding at such time shall, after being notified by such Bank of the occurrence of such event, on the earlier of (i) the last day of the then-current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, at such Fund's or Portfolio's option, either convert each such Eurodollar Loan to a Federal Funds Rate Loan or prepay such Loan to such Bank in full without any premium or penalty (but subject to Section 5.5).

     5.4 Discretion of the Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Eurodollar Loans in any manner it sees fit; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to LIBOR for such Interest Period (whether or not such Bank shall have granted any participations in such Eurodollar Loan). The Funds and Portfolios acknowledge that the Banks may fund all or any part of the Loans by sales of participations to various participants; provided such participants are Eligible Lenders.

     5.5 Funding Losses. Each Fund or Portfolio, as the case may be, will indemnify each Bank upon demand against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan, but not including any loss or expense incurred as a result of such Bank's gross negligence or willful misconduct) as a consequence of (i) any failure of any such Fund or Portfolio to make any payment when due of any amount due hereunder, (ii) any failure of any such Fund or Portfolio to borrow, continue or convert a Loan on a date specified therefor in a notice thereof or (iii) any payment (including any payment made pursuant to the Bank's demand for payment of the unpaid principal of the Loans), prepayment or conversion of any Loan on a date other than the last day of the Interest Period for such Loan. Other than the indemnification provided above, no premium or penalty shall be payable in connection with any of the circumstances described above.

     5.6 Capital Adequacy. If a Bank shall reasonably determine that the application or adoption of any U.S. or foreign law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force of law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency), increases the amount of capital required or expected to be maintained by such Bank or any entity controlling such Bank, and such increase is based upon the existence of such Bank's obligations hereunder and other commitments of this type, then from time to time the relevant Fund(s) or Portfolio(s), as the case may be, shall pay to such Bank an amount equal to such amount or amounts as will compensate such Bank or such controlling entity, as the case may be, for such increased capital requirement within ten (10) Banking Days upon presentation of a certificate of such Bank setting forth the amount or amounts and the Bank's calculation thereof, which certificate shall be conclusive in the absence of manifest error. The determination of any amount or amounts to be paid under this Section 5.6 shall be based upon any reasonable averaging, attribution and allocation methods. In this connection, the relevant Bank shall allocate such amount or amounts among its customers to which such Bank has made loans of the type covered hereby in good faith and on an equitable basis. A certificate of a Bank setting forth the amount or amounts as shall be necessary to compensate the Bank and a calculation of such amount or amounts as specified in this Section 5.6 shall be delivered to such Fund or Portfolio and shall be conclusive in the absence of manifest error.

     5.7 Additional Provisions with Respect to Federal Funds Rate Loan. The selection by a Fund or Portfolio of the Federal Funds Rate and the maintenance of Loans at such rate shall be subject to the following additional terms and conditions:

             (a) If, after such Fund or Portfolio has elected to borrow or maintain any Loan at the Federal Funds Rate, the Operations Agent notifies such Fund or Portfolio that reasonable means do not exist for the Operations Agent to determine the Federal Funds Rate, as determined by the Operations Agent in its sole discretion, then the principal of the Loan subject to the Federal Funds Rate shall accrue or shall continue to accrue interest at the Reference Rate.

             (b) If any treaty, statute, regulation or interpretation thereof, or any directive, guideline, or other requirement of a central bank or fiscal authority (whether or not having the force of law) shall prohibit the maintenance of any Loan subject to the Federal Funds Rate, then on and as of the date the prohibition becomes effective, the principal subject to that prohibition shall accrue or shall continue to accrue interest at the Reference Rate.

6. WARRANTIES. To induce the Banks and the Agents to enter into this Agreement, grant the Commitments and to make the Loans, each Fund hereby warrants with respect to itself and, as may be relevant with respect to a Fund comprised of Portfolios, the relevant Portfolio that:

     6.1 Existence. It is an open-end, management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization. It is in good standing and is duly qualified to do business in each state where, because of the nature of its respective activities or properties, such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect. If it is a Fund comprised of Portfolios, the relevant Portfolio is a series of shares of beneficial interest in, or common stock of, such Fund (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable by such Fund) and legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

     6.2 Authorization. It is duly authorized to execute and deliver this Agreement and its Notes and is and, so long as this Agreement shall remain in effect with respect to it, will continue to be duly authorized to borrow monies hereunder on its own behalf or, if it is a Fund comprised of one or more Portfolios, on behalf of the relevant Portfolio, and to perform its obligations under this Agreement and its Notes. The execution, delivery and performance by it of this Agreement and its Notes and the effecting of its Borrowings hereunder on its own behalf or, if it is a Fund comprised of Portfolios, on behalf of the relevant Portfolio, do not and will not require any consent or approval of, or registration with, any governmental agency or authority.

     6.3 No Conflicts. The execution, delivery and performance by it of this Agreement and its Notes do not and, so long as this Agreement shall remain in effect with respect to it, will not (i) conflict with any provision of law, (ii) conflict with its constituent documents or, as applicable, its Trust Agreement,
(iii) conflict with any agreement binding upon it, (iv) conflict with either its most recent prospectus or its most recent statement of additional information,
(v) conflict with any court or administrative order or decree applicable to it or (vi) require, or result in, the creation or imposition of any Lien on any of its assets.

     6.4 Validity and Binding Effect. This Agreement is, and each of its Notes, when duly executed and delivered will be, a legal, valid and binding obligation of such Fund or Portfolio, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. The claims of the Banks for Borrowings hereunder or under its Notes by a Fund, or if it is comprised of Portfolios, a Portfolio of such Fund, will rank at least pari passu with the claims of all the other unsecured creditors of such Fund or Portfolio, as the case may be, except those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

     6.5 No Default. It is not in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, which default might have a Material Adverse Effect. To the best of the Fund's knowledge, no Event of Default or Unmatured Event of Default with respect to it or, if it is comprised of Portfolios, the relevant Portfolio, has occurred and is continuing.

     6.6 Financial Statements. Its most recent audited Statement of Assets and Liabilities and its most recent semi-annual asset statement, copies of which have been or will be furnished to the Operations Agent and the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding Fiscal Year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments. Since the date of its most recent Statement of Assets and Liabilities and such semi-annual asset statement, there has been no material adverse change in such financial condition or, if it is comprised of Portfolios, the relevant Portfolio, except for fluctuations in value of its assets or the assets of such Portfolio due to market conditions and shareholder purchases and redemptions.

     6.7 Litigation. No claims, litigation, arbitration proceedings or governmental proceedings are pending or, to the best of its knowledge, threatened against or are affecting it or, if it is comprised of Portfolios, the relevant Portfolio, the results of which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, except those referred to in a schedule furnished to the Administrative Agent and the Banks contemporaneously herewith and attached hereto as Exhibit D. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 6.6 or listed on Exhibit E, neither such Fund nor the relevant Portfolio, in the case of a Fund comprised of Portfolios, to the best of its knowledge, has any contingent liabilities which are material to it other than those incurred in the ordinary course of business.

     6.8 Liens. None of the property, revenues or assets of such Fund or any of the relevant Portfolios, in the case of a Fund comprised of Portfolios, is subject to any Lien, except (i) Liens in favor of the Agents, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by such Fund or Portfolio in connection with the Fund's or the Portfolio's trustees/directors' and officers' errors and omissions liability insurance policy, (iv) Liens in connection with advances of cash or securities made, or in connection with any taxes, charges, expenses, assessments, claims or liabilities incurred, by a Fund's or Portfolio's custodian and (v) Liens in connection with the payment of initial and variation margin in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, short sales, when-issued or delayed delivery securities or other authorized investments or portfolio management techniques.

     6.9 Partnerships. Such Fund or Portfolio is not a partner or joint venturer in any partnership or joint venture other than (i) in connection with its investments as a limited partner in limited partnership investments and (ii) in connection with its insurance arrangements.

     6.10 Purpose. The proceeds of the Loans will be used by such Fund or, if it is comprised of Portfolios, by the relevant Portfolio, as may be designated in the relevant Borrowing Certificate, for temporary purposes, which purposes are permitted by such Fund's or Portfolio's prospectus and statement of additional information and the Act. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Federal Reserve Board Regulation T, U or X. Each such Fund acknowledges that Loans made to it or to it on behalf of its Portfolios, as the case may be, may be deemed by the Federal Reserve Board to be "purpose loans" under Regulation U because of such Fund's status as an investment company (or the functional equivalent thereof).

     6.11 Compliance. Such Fund or Portfolio is in compliance with all statutes and governmental rules and regulations, consents, orders and decrees applicable to it, including, without limitation, the Act, other than any statutes, governmental rules and regulations, consents and decrees the non-compliance with which will not have a Material Adverse Effect on such Fund's or Portfolio's operations, assets or financial condition.

     6.12 Pension and Welfare Plans. Such Fund or Portfolio has not established or maintained, nor is it liable under or in respect of, any Plan.

     6.13 Taxes. Such Fund or Portfolio has filed all tax returns that are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes that are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. Such Fund or Portfolio is not aware of any proposed assessment against it for additional Taxes (or any basis for any such assessment) which might be material in amount to it. Such Fund or Portfolio has complied with all requirements of the Code applicable to regulated investment companies so as to be relieved of federal income tax on net investment income and net capital gains distributed to shareholders of the Fund or Portfolio.

     6.14 Subsidiaries; Investments. Such Fund or Portfolio has no Subsidiaries and no equity investment or interest in any other Person other than portfolio securities which may have been acquired in the ordinary course of business.

     6.15 Full Disclosure. No representation or warranty contained in this Agreement or in any other document or instrument furnished to any Agent and the Banks in connection herewith contains any untrue statement of any material fact as of the date when made or omits to state any material fact necessary to make the statements herein or therein not misleading as of the date when made.

     6.16 Investment Policies. The assets of such Fund or Portfolio are being invested in accordance with the investment policies and restrictions set forth in each of its most recent prospectuses and its most recent statement of additional information, except for incidents of inadvertent non-compliance therewith which will not, individually or in the aggregate, have a Material Adverse Effect on the Fund's or Portfolio's business or financial condition.

     7. COVENANTS. From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until its liabilities hereunder and under its Notes are paid in full, each Fund agrees with respect to itself and, if it is comprised of Portfolios, the relevant Portfolio, that, unless the Majority Banks shall otherwise expressly consent in writing, to:

     7.1 Financial Statements and Other Reports. Subject to the last sentence of this Section 7.1, furnish to the Agents and each Bank:

(a) Audit Reports. As soon as available and in any event within 60 days after each of its Fiscal Years, a copy of its annual audited Statement of Assets and Liabilities, including a statement of investments, prepared in conformity with GAAP and certified by an independent certified public accountant who shall be satisfactory to the Majority Banks, together with a certificate from such accountant (i) acknowledging to the Agents such accountant's understanding that the Agents and the Banks are relying on such Statement of Assets and Liabilities, (ii) containing a computation of, and showing compliance with, the financial ratio contained in Section 7.13 and (iii) to the effect that, in making the examination necessary for the signing of such Statement of Assets and Liabilities, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;

(b) Semi-Annual Asset Statements. Within 60 days after the end of the first six months of its Fiscal Year, a copy of its published semi-annual asset statement, prepared in conformity with GAAP;

(c) Borrowing Base Certificate. In addition to each Borrowing Certificate provided pursuant to Section 2.3, not later than 7 days after the end of each calendar quarter, or at any other time reasonably requested by the Operations Agent, a certificate of a designated officer of its Adviser, acting on its behalf, in the form set forth as Exhibit F hereto (a "Borrowing Base Certificate"), certifying, as of the end of such quarter, as to the current Borrowing Base of it or, if it is comprised of Portfolios, such Portfolio to the extent Loans were made during such quarter or are outstanding at the end of such quarter, and showing all calculations used in determining such amounts;

(d) Officer's Certificate. Within 15 days after the end of each calendar quarter during which a Loan was outstanding at the end of such quarter, a certificate of a designated officer of the borrowing Fund's or Portfolio's Adviser, acting on such Fund's or Portfolio's behalf, certifying to the effect that, to the best of such Adviser's knowledge, no Event of Default or Unmatured Event of Default has occurred and is continuing and containing a computation of, and showing compliance with, the financial ratio contained in Section 7.13;

(e) Securities and Exchange Commission and Other Reports. Copies of each filing and report made by it with or to any securities exchange or the Securities and Exchange Commission (other than any filing or report not sent to investors) and of each communication (other than marketing and other non-financial communications sent in the ordinary course of business) from it to investors generally, promptly upon the filing or making thereof; and

(f) Requested Information. Promptly from time to time such other reports or information as any Agent or Bank may reasonably request, including, without limitation, those required pursuant to Section 8.5.

         Notwithstanding the foregoing, such Fund or Portfolio may fulfill its obligations to the Administrative Agent, the Operations Agent and the Banks under paragraphs (a), (b) and (e) of this Section 7.1 by providing to the Administrative Agent (with copies sufficient for the Operations Agent and each Bank) (without duplication) each report, statement, mailing and distribution (other than transaction confirmations and dividend statements) sent to shareholders of such Fund or Portfolio, including all statements of additional information, for which the Administrative Agent, the Operations Agent and the Banks shall be deemed to have made specific requests.

         Documents required to be delivered pursuant to Section 7.1(a), (b) or
(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which any Fund or Portfolio posts such documents, or provides a link thereto on such Fund's or Portfolio's website on the Internet at the website address listed on Schedule 13.2; or (ii) on which such documents are posted on behalf of such Fund or Portfolio on an Internet or intranet website, if any, to which each Bank, the Operations Agent and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent or the Operations Agent); provided that: (i) the applicable Fund or Portfolio shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests the applicable Fund or Portfolio to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (ii) the applicable Fund or Portfolio shall notify the Administrative Agent and each Bank (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained elsewhere herein, in every instance the applicable Fund or Portfolio shall be required to provide paper copies of the Borrowing Base Certificates required by Section 7.1(c) to the Administrative Agent. Except for such Borrowing Base Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Funds and the Portfolios with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         Each Fund and Portfolio hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Banks materials and/or information provided by or on behalf of the Funds and the Portfolios hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Banks may be "public-side" Banks (i.e., Banks that do not wish to receive material non-public information with respect to the Funds and the Portfolios or their securities) (each, a "Public Lender"). Each Fund and Portfolio hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC", which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," each Fund and Portfolio shall be deemed to have authorized the Administrative Agent, the Operations

Agent, the Arranger and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Funds and the Portfolios or their securities for purposes of United States Federal and state securities laws (provided, however, that Borrower Materials shall be subject to the provisions of Section 13.5); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

     7.2 Notices. Notify the Agents in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, stating the steps being taken by the Person(s) affected with respect thereto:

            (a) Default. The occurrence of an Event of Default or an Unmatured Event of Default;

            (b) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

            (c) Judgment. The entry of any judgment or decree against such Fund or Portfolio if the aggregate amount of all judgments and decrees then outstanding against such Fund or Portfolio exceeds $1,000,000 or, if less, 1% of the Fund's or Portfolio's assets, after deducting (i) the amount with respect to which such Fund or Portfolio is insured and with respect to which the insurer has assumed responsibility in writing, and (ii) the amount for which such Fund or Portfolio is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks;

            (d) Pricing Service Information. The occurrence of any change in the pricing services utilized by such Fund or Portfolio as referred to in the definition of "Total Assets";

            (e) Name Changes. The occurrence of a change of name (whether of its legal name or a "d/b/a" designation) of such Fund or, if it is comprised of Portfolios, of the relevant Portfolio. The Fund or, if it is a Fund comprised of Portfolios, the Fund, on behalf of the affected Portfolio(s), shall promptly, if requested by a Bank, execute and deliver to such Bank a new Note executed in its new name, together with such other documents in connection therewith as such Bank shall reasonably request;

             (f) Other Changes. Upon becoming aware of any potential change of such Fund's or Portfolio's Adviser or distributor or the appointment of any sub-adviser or any Person acting in a similar capacity to an Adviser (and in any event not later than 30 days prior to the time as the board of trustees or directors of such Fund is to consider approval of such change or appointment or otherwise determines to recommend such change or appointment (if necessary) to its shareholders for their approval) and, not later than 30 days prior to the occurrence of any change of such Fund's or Portfolio's custodian, independent accountant, sponsor or administrator, notice thereof; provided that a mailing to shareholders with respect to any of the foregoing shall not be deemed to be sufficient notice hereunder; and provided further, that if, in the good faith judgment of the Majority Banks such proposed change will result or has resulted in a change in the Majority Banks' analysis of the creditworthiness of such Fund or Portfolio or, in the case of any such proposed change of such Fund's or Portfolio's Adviser or if a new Adviser, any sub-adviser or any other Person acting in a similar capacity to an Adviser is appointed, such Adviser, new Adviser, sub-adviser or other Person fails to provide the Banks with a letter in the form of Exhibit H, then the Banks may terminate their Commitments to lend to such Fund or Portfolio hereunder upon giving 30 days' notice to such Fund or Portfolio, and at the end of such 30-day period, all Loans outstanding to such Fund or Portfolio shall become immediately due and payable; provided that the provisions of this Section 7.2(f) shall not apply to a change of a Fund's or Portfolio's investment adviser in which such investment adviser is replaced by an Adviser or an Affiliate of an Adviser; and

             (g) Other Events. The occurrence of such other events as an Agent may from time to time reasonably specify.

     7.3 Existence. Except as specified in Section 7.12(a), maintain and preserve its existence as a registered investment company and, if it is comprised of Portfolios, the existence of the relevant Portfolio as a "series" within the meaning of the Act, and maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course as conducted from time to time, unless such Fund or Portfolio has no Loans outstanding and has irrevocably notified the Agents that it shall not request any Loans hereunder.

     7.4 Nature of Business. (a) Continue in, and limit its operations to, the business of an open-end, management investment company, within the meaning of the Act, and (b) maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end investment company, unless in the case of this clause (b) only the failure to do so would not have a Material Adverse Effect.

     7.5 Books, Records and Access. Maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to such Fund's or Portfolio's business and activities; upon reasonable notice, permit access by the Agents and the Banks to its books and records during normal business hours and permit the Agents or a Bank, as the case may be, to make copies of such books and records; provided, however, that neither the Agents nor the Banks shall have access to the shareholder lists of the Fund and, as the case may be, its Portfolios.

     7.6 Insurance. Maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability, and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated.

     7.7 Dividends. Not declare or pay any dividends, except for (i) dividends not in excess of such Fund's or Portfolio's undistributed net investment income, net short-term capital gains and net gains from foreign currency transactions;
(ii) annual dividends not in excess of such Fund's or Portfolio's net capital gains for each year in respect of which such annual dividend is declared or paid; and (iii) any other dividends necessary to reduce or eliminate any liability of the Fund or the Portfolio for federal, state, local or foreign income or excise taxes; provided, however, that dividends declared in good faith, but later recharacterized as a return of capital due to foreign currency transactions or other unforeseeable events, shall not be deemed in violation of this section.

     7.8 Investment Policies and Restrictions.

     (a) Without prior written notice to the Administrative Agent of at least 30 days (which notice the Administrative Agent shall communicate to the Banks promptly following the receipt thereof), not rescind, amend or modify any investment policy described as "fundamental" in any prospectus or any registration statement(s) that may be on file with the Securities and Exchange Commission with respect thereto (collectively herein, a "proposed change"). If, in the judgment of the Majority Banks, such proposed change will result in a change in such Banks' analysis of the creditworthiness of such Fund or Portfolio, and if such proposed change is implemented with respect to such Fund or Portfolio, the Commitments to such Fund or Portfolio shall, as of the time such fundamental change is implemented, terminate, and all Loans outstanding from the Banks to such Fund or Portfolio, as well as all other amounts owing to the Banks from such Fund or Portfolio, shall thereupon become immediately due and payable.

     (b) Except in the case of a "fundamental" investment policy (which, as contemplated by subparagraph (a) above, requires prior notice), notify the Administrative Agent within 30 days after rescinding, amending or modifying any of the investment restrictions as set forth in Exhibit G hereto with respect to it or, if it is comprised of Portfolios, of the relevant Portfolio. The parties hereto acknowledge that Legg Mason Opportunity Trust will be amending its investment policies to eliminate: (i) the requirement that such Portfolio invest the majority of its assets in the common stocks of U.S. issuers; (ii) the policy that states that such Portfolio may not invest in a particular derivative financial instrument unless it is authorized to invest in the type of asset by which the return on, or value of, the financial instrument is primarily measured; and (ii) the 5% limitation on investments in indexed securities. The parties hereto further acknowledge that no further notice need be given with regard to this amendment to Legg Mason Opportunity Trust's investment policies; provided that Legg Mason Opportunity Trust will not change its nonfundamental investment policy providing that leverage for investment purposes will not exceed 10% of its net assets.

     (c) Any notice to the Administrative Agent pursuant to this Section 7.8 shall be given in writing pursuant to the procedures described in the last sentence of Section 7.1.

     7.9 Taxes. Pay when due all of its Taxes, unless and only to the extent that such Taxes are being contested in good faith and by appropriate proceedings and such Fund or Portfolio shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP. Such Fund or Portfolio shall at all times comply with all requirements of the Code applicable to regulated investment companies, to such effect as not to be subject to federal income taxes on net investment income and net capital gains distributed to its shareholders.

     7.10 Compliance. Comply with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act, except were non-compliance with any such statute, rule or regulation could not be reasonably expected to have a Material Adverse Effect.

     7.11 Pension Plans. Not enter into, or incur any liability relating to, any Plan.

     7.12 Merger, Purchase and Sale. Not:

     (a) be a party to any merger or consolidation; provided, however, that any Fund or Portfolio can merge or consolidate with any other Person in accordance with 17 C.F.R. ss. 270.17a-8 if (i) such merger or consolidation complies in all respects with the requirements of 17 C.F.R. ss. 270.17a-8 and all rules promulgated in connection therewith, (ii) the surviving entity assumes all of the obligations to the Agents and the Banks of the merging or consolidating Funds and/or Portfolios prior to such merger or consolidation and (iii) in the judgment of all the Banks the financial condition and investment policies and restrictions of the surviving entity are not fundamentally different from those of the merging or consolidating Funds and/or Portfolios prior to such merger or consolidation;

     (b) except as permitted by Section 7.12(a) and except for sales or other dispositions of portfolio assets in the ordinary course of its business, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; or

     (c) except as permitted by Section 7.12(a), purchase or otherwise acquire all or substantially all the assets of any Person without the review and consent thereto of the Banks, which consent shall not be unreasonably withheld.

         For purposes of this Section 7.12 only, (i) a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of any Fund or Portfolio only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by such Fund or Portfolio (other than in the normal course of business and a redemption in kind made pursuant to policies set forth in the Fund's registration statement) during the same Fiscal Year, exceeds 15% of such Fund's or Portfolio's Total Assets determined as of the end of the immediately preceding Fiscal Year and (ii) a redemption in kind of securities made pursuant to policies set forth in the Fund's registration statement shall not be deemed to be a transaction covered by this Section 7.12.

     7.13 Asset Coverage Ratio. Not at any time permit its Asset Coverage Ratio or, if it is comprised of Portfolios, the Asset Coverage Ratio of the relevant Portfolio, to be less than 4 to 1 or such other more restrictive ratio as may be set forth in any prospectus or statement of additional information with respect to such Fund or Portfolio.

     7.14 Liens. Not create or permit to exist any Lien with respect to any property, revenues or assets now owned or hereafter acquired, except (i) Liens in favor of the Agents and the Banks, if any, (ii) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained, (iii) Liens as are necessary in connection with a secured letter of credit opened by such Fund or Portfolio in connection with the Fund's or the Portfolio's trustees/directors' and officers' errors and omissions liability insurance policy, (iv) Liens in connection with advances of cash or securities made, or in connection with any taxes, charges, expenses, assessments, claims or liabilities incurred, by a Fund's or Portfolio's custodian and (v) Liens in connection with the payment of initial and variation margin in connection with authorized futures and options transactions and collateral arrangements with respect to options, futures contracts, options on futures contracts, when-issued or delayed delivery securities, short sales or other authorized investments or portfolio management techniques.

     7.15 Guaranties. Not become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for the endorsement, in the ordinary course of collection, of instruments payable to it or its order.

     7.16 Other Agreements. Not enter into any agreement containing any provision that would be violated or breached by such Fund's or Portfolio's performance of its obligations hereunder or under any instrument or document delivered or to be delivered by such Fund or Portfolio hereunder or in connection herewith.

     7.17 Transactions with Related Parties. Not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of such Fund's or Portfolio's business and upon fair and reasonable terms no less favorable to such Fund or Portfolio than would be obtainable in a comparable arm's-length transaction with a Person not a Related Party; provided, however, that a transaction or arrangement that does not violate the Act and the regulations of the Securities and Exchange Commission thereunder shall be deemed to be in compliance with this Section 7.17.

     7.18 Payment of Management Fees. At any time that (x) an Event of Default or an Unmatured Event of Default shall have occurred and be continuing with respect to such Fund or Portfolio and (y) Loans are outstanding with respect to such Fund or Portfolio, not pay, or cause to be paid, any management or advisory fees of any type in respect of such Fund or Portfolio to its Adviser, whether pursuant to the terms of an investment advisory agreement or not; provided, however, that notwithstanding the foregoing, such Fund or Portfolio shall not be prohibited to record on its financial statement accruals with respect to such management or advisory fees.

     7.19 Other Indebtedness. Not incur or permit to exist any Indebtedness, other than (i) the Loans, (ii) Indebtedness payable to a Fund's or Portfolio's transfer agent in connection with overdrafts, (iii) reverse repurchase transactions in an amount not exceeding that permitted by the Fund's or Portfolio's investment restrictions and (iv) advances of cash or securities made, or in connection with any taxes, charges, expenses, assessments, claims or liabilities incurred, by a Fund's or Portfolio's custodian. Notwithstanding the foregoing, Legg Mason Opportunity Trust shall be permitted to enter into a separate credit arrangement pursuant to which advances thereunder will be utilized for investment purposes.

     7.20 Changes to Trust Agreement, etc. Not make or permit to be made any material changes to its Trust Agreement or constituent documents, as the case may be, without the prior written consent of the Majority Banks.

     7.21 Violation of Investment Restrictions, etc. Not violate or take any action which would result in a violation of any of the investment restrictions or fundamental investment policies of such Fund or the relevant Portfolio of such Fund as from time to time in effect, except for such inadvertent violations as would not, individually or in the aggregate, have a Material Adverse Effect upon the financial condition or business of such Fund or Portfolio.

     7.22 Proceeds of Loans. Utilize the proceeds of the Loans for temporary purposes, as permitted by such Fund's or Portfolio's prospectus and statement of additional information and the Act.

     7.23 Ranking of Loans. Cause the claims of each of the Banks hereunder and under its Notes for Borrowing hereunder by a Fund, or if it is comprised of Portfolios, a Portfolio of such Fund, to rank at least pari passu with the claims of all of the other unsecured creditors of such Fund or Portfolio, as the case may be, except those claims of such Fund or Portfolio, as the case may be, that are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

     7.24 Maintenance of Adviser. Maintain its current Adviser as its investment adviser; provided that the provisions of this Section 7.24 shall not apply to a change of a Fund's or Portfolio's investment adviser in which such investment adviser is replaced by an Adviser or an Affiliate of an Adviser.

     8. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Banks to make any Loan to a Fund or, in the case of a Fund comprised of Portfolios, a Portfolio, or, in the case of Section 2.4, to continue or convert any Eurodollar Loan to any Fund or Portfolio into a subsequent Interest Period, is subject to the satisfaction of each of the following conditions precedent:

     8.1 Notice. The Operations Agent shall have received timely notice of such Loan in accordance with Section 2.3 or 2.4, as applicable.

     8.2 Default. Before and after giving effect to such Loan, no Event of Default or Unmatured Event of Default shall have occurred and be continuing with respect to such Fund or Portfolio.

     8.3 Warranties. Before and after giving effect to such Loan, the warranties in Section 6 (other than the warranty in Section 6.7 and the warranty contained in the last sentence of Section 6.6) with respect to such Fund or Portfolio, as the case may be, shall be true and correct as though made on the date of such Loan (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), except for such changes as are specifically permitted hereunder.

     8.4 Certification. Each request for a Loan shall be deemed to be a certification that the conditions precedent set out in Sections 8.2 and 8.3 have been satisfied.

     8.5 Borrowing Certificate. The Operations Agent shall have received a Borrowing request from such Fund or, in the case of a Fund comprised of Portfolios, the relevant Portfolio as contemplated by Sections 2.3 and 2.4.

     8.6 Minimum Net Asset Value. The Net Asset Value of such Fund or Portfolio at the time of a Borrowing request shall be at least $10,000,000.

     9. CONDITIONS PRECEDENT TO AND CONSEQUENCES OF EFFECTIVENESS OF AMENDMENTS. The amendment, restatement and replacement effected by this Agreement shall become effective on the date (the "Refinancing Date") on which the conditions precedent specified in this Section 9 shall have been satisfied or waived by the Administrative Agent and all the Banks that are signatories to this document. The occurrence of the Refinancing Date shall be subject to (i) payment of all fees then owed to the Agents, (ii) the receipt by the Administrative Agent of duly executed counterparts of this amended and restated Agreement signed by all the parties hereto (or evidence satisfactory to the Administrative Agent that all the parties hereto have executed counterparts of this Agreement and dispatched them to the Administrative Agent) and (iii) the delivery by the Funds to the Administrative Agent of all of the following, each duly executed and dated on or within 10 Banking Days before the date hereof in form and substance satisfactory to the Administrative Agent and each of the Banks:

     9.1 Officer's Certificate. A certificate of the secretary or an assistant secretary of such Fund setting forth (i) the resolutions of such Fund's or Portfolio's trustees or directors authorizing or ratifying the execution and delivery of this Agreement and such Fund's Notes, if any, or, in the case of a Fund comprised of one or more Portfolios, the Notes, if any, of each such Portfolio, and authorizing the Borrowings hereunder, (ii) all documents evidencing other necessary trust or corporate action, as the case may be, (iii) all approvals or consents, if any, with respect to this Agreement and the aforesaid Note(s), (iv) in the case of each Fund, any amendment to the Trust Agreement or other organizational document for such Fund made since [March 12, 2004] and (v) in the case of each Fund, a good standing certificate with respect to such Fund issued by the Secretary of State or other relevant authority of the jurisdiction of such Fund's organization and (vi) a confirmation that there has not been any Material Adverse Change since March 31, 2004.

     9.2 Incumbency Certificate. A certificate of the secretary or an assistant secretary of such Fund certifying the names of the Fund's officers and/or other persons authorized to sign this Agreement, the Notes of such Fund or, as appropriate, such Fund's Portfolio(s), and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

     9.3 Opinions. An opinion of counsel to such Fund or Portfolio, addressed to the Agents and the Banks, substantially in the form of Exhibit I.

     9.4 Net Asset Value Certificate. A certificate of the Net Asset Value of such Fund and, if the Fund is comprised of Portfolios, the Portfolio on whose behalf the Loan is being made.

     9.5 Consent of Investment  Adviser. A letter from the Fund's or Portfolio's
Adviser   addressed  to  the  Banks  in  care  of  the   Administrative   Agent,
substantially in the form of Exhibit H.

     9.6 Form U-1. Its Form U-1 duly completed and executed as contemplated by Regulation U of the Federal Reserve Board.

     9.7 Consequences of Effectiveness. On the Refinancing Date the Existing Agreement shall be automatically amended and restated to read as set forth herein. On and after the Refinancing Date the rights and obligations of the parties hereto shall be governed by this Agreement; provided that rights and obligations of the parties hereto with respect to the period prior to the Refinancing Date shall continue to be governed by the provisions of the Existing Agreement. On the Refinancing Date, the Pro Rata Shares of each of the Banks shall immediately become the percentages set forth opposite the name of such Bank on Schedule I hereto. With effect from and including the Refinancing Date, each Person listed on the signature pages hereof that is not a party to the Existing Agreement shall become a party to this Agreement. As of March 10, 2005, [Danske Bank A/S] shall cease to be a Bank hereunder.

         Without limiting the generality of the provisions of Section 12.4, for purposes of determining compliance with the conditions specified in this Section 9, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed closing date specifying its objection thereto.

     10. ADDITION OF NEW PARTIES.

     10.1 New Parties. Subject to the prior consent of each of the Banks, which may be granted or withheld in its sole discretion, one or more Funds or Portfolios may become parties hereunder by delivering to the Administrative Agent a notice in the form of Exhibit C and such other documentation and financial information with respect to such Fund or Portfolio as the Banks may request, including such items listed in Section 9 as may be relevant in the circumstances.

     11. EVENTS OF DEFAULT AND REMEDIES.

     11.1 Events of Default. Each of the following shall constitute an Event of Default with respect to a Fund or Portfolio, as the case may be, under this Agreement (it being understood that an Event of Default with respect to a Fund or Portfolio, as the case may be, shall not constitute an Event of Default with respect to any other Fund or other Portfolio of that Fund):

             (a) Non-Payment. Default in the payment when due of any principal of, or interest on, any Loan made to such Fund or Portfolio, as the case may be, or any fee hereunder payable by such Fund or Portfolio, as the case may be.

             (b) Non-Payment of Other Indebtedness. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, such Fund or Portfolio, as the case may be, in excess of 5% of such Fund's or Portfolio's, as the case may be, then respective total Net Asset Value.

             (c) Acceleration of Other Indebtedness. Any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, such Fund or Portfolio, as the case may be, or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness in excess of 5% of such Fund's or Portfolio's, as the case may be, then respective total Net Asset Value.

             (d) Other Obligations. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to applicable grace periods, if any) of
                  (i) any material obligation under any material agreement of such Fund or Portfolio, as the case may be, to or with an Agent or any Bank (other than any obligation or agreement of such Fund or Portfolio hereunder or under such Fund's or Portfolio's Note), or (ii) any material obligation under any material agreement (other than Indebtedness) of such Fund or Portfolio, as the case may be, to or with any other Person, except only to the extent that the existence of any such default is being contested by such Fund or Portfolio, as the case may be, in good faith and by appropriate proceedings and such Fund or Portfolio, as the case may be, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

             (e) Insolvency. The Fund or Portfolio, as the case may be, becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to or acquiesces in, the appointment of a trustee, receiver or other custodian for such Fund or Portfolio, as the case may be, or for a substantial part of its property, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Fund or Portfolio, as the case may be, or for a substantial part of the property of such Fund or Portfolio, as the case may be, and is not discharged within 30 days; or any bankruptcy, reorganization, debt arrangement

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

                  or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against such Fund or Portfolio, as the case may be, and, if instituted against such Fund or Portfolio, as the case may be, is consented to or acquiesced in by such Fund or Portfolio, as the case may be, or remains for 30 days undismissed; or any warrant of attachment or similar legal process is issued against any substantial part of the property of such Fund or Portfolio, as the case may be, which is not released within 30 days of service.

             (f)  Agreements. Such Fund or Portfolio, as the case may be, shall
                  (i) default in the performance of its agreement under Section
                  7.13 or (ii) default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other subsections of this Section 11.1), and such default shall continue for 30 days (or 3 days in the case of such Fund's or Portfolio's, as the case may be, agreement contained in the last sentence of the definition of "Total Assets") after notice thereof to such Fund or Portfolio, as the case may be, from an Agent or a Bank.

             (g) Warranty. Any representation or warranty made by such Fund or Portfolio, as the case may be, herein, or in any schedule, statement, report, notice, certificate or other writing furnished by such Fund or Portfolio, as the case may be, on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made; or any certification made or deemed made by such Fund or Portfolio, as the case may be, to the Agents and the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

             (h) Litigation. There shall be entered against such Fund or Portfolio, as the case may be, one or more judgments or decrees in excess of $1,000,000.00 in the aggregate at any one time outstanding, excluding those judgments or decrees (i) that shall have been stayed or discharged less than 30 calendar days from the entry thereof and (ii) those judgments and decrees for and to the extent which such Fund or Portfolio, as the case may be, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Fund or Portfolio, as the case may be, is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Majority Banks.

             (i) Material Adverse Change. The Majority Banks shall have determined in good faith that a Material Adverse Change has occurred with respect to such Fund or Portfolio.

             (j) Investment Company Act. Such Fund or Portfolio, as the case may be, shall no longer be in compliance with the Act after giving effect to all notice and cure periods thereunder where such non-compliance or lack of good standing would have a Material Adverse Effect upon the financial condition or business of such Fund or Portfolio, as the case may be.

             (k) Investment Adviser; Custodian. Such Fund's or Portfolio's, as the case may be, Adviser shall cease to be an investment adviser of such Fund or Portfolio, or State Street shall cease to be the custodian of such Fund's or Portfolio's assets; provided that the provisions of this Section 11.1(k) shall not apply to a change of a Fund's or Portfolio's investment adviser in which such investment adviser is replaced by an Adviser or an Affiliate of an Adviser.

             (l) Investment Restrictions; Investment Policies. Such Fund or Portfolio, as the case may be, shall violate or take any action that would result in a violation of any of the investment restrictions or fundamental investment policies of such Fund or Portfolio as from time to time in effect where such violation would have a Material Adverse Effect upon such Fund or Portfolio.

             (m) Adviser Change in Control. There occurs a Change in Control of a Fund's Adviser.

     11.2 Remedies. If any Event of Default described in Section 11.1 shall have occurred and be continuing, the Administrative Agent may, and following the direction of the Majority Banks shall, declare the Commitments to be terminated with respect to the applicable Fund or Portfolio, as the case may be, and such Fund's or Portfolio's, as the case may be, obligations hereunder and under its Notes, if any, to be due and payable, whereupon the Commitments shall immediately terminate with respect to such Fund or Portfolio, as the case may be, and such Fund's or Portfolio's, as the case may be, obligations hereunder and under its Notes, if any, shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 11.1(e) occurs, the Commitments shall immediately terminate with respect to such Fund or Portfolio, as the case may be, and the obligations hereunder and under the Notes with respect to such Fund or Portfolio, as the case may be, shall become immediately due and payable without declaration or advance notice of any kind). The Administrative Agent shall promptly advise such Fund or Portfolio, as the case may be, of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred, the Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against such Fund or Portfolio under the Credit Documents or applicable law.

     12. THE AGENTS

     12.1 Appointment and Authority. Each of the Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent, and State Street to act on its behalf as Operations Agent, hereunder and under the other Credit Documents and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Operations Agent and the Banks, and none of the Funds or Portfolios shall have rights as a third party beneficiary of any of such provisions.

     12.2 Rights as a Bank. The Person serving as the Administrative Agent or Operations Agent hereunder shall have the same rights and powers in its capacity

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

as a Bank as any other Bank and may exercise the same as though it were not such Agent and the term "Bank" or "Banks" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Funds, the Portfolios or any Affiliate thereof as if such Person were not the Administrative Agent or Operations Agent hereunder and without any duty to account therefor to the Banks.

     12.3 Exculpatory Provisions. Neither the Administrative Agent nor the Operations Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Operations Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether an Event of Default or Unmatured Event of Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent is required to exercise as directed in writing by the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Credit Documents), provided that neither the Administrative Agent nor the Operations Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Fund, any Portfolio or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

         Neither the Administrative Agent nor the Operations Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.2 and 13.1) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor the Operations Agent shall be deemed to have knowledge of any Event of Default or Unmatured Event of Default unless and until notice describing such Event of Default or Unmatured Event of Default is given by any Fund, any Portfolio or a Bank.

         Neither the Administrative Agent nor the Operations Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or Unmatured Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Articles 8 or 9 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Operations Agent.

     12.4 Reliance by Administrative Agent or Operations Agent. Either the Administrative Agent or the Operations Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Either the Administrative Agent or the Operations Agent also may in good faith rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Administrative Agent and the Operations Agent may presume that such condition is satisfactory to such Bank unless such Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. Either the Administrative Agent or the Operations Agent may consult with legal counsel (who may be counsel for a Fund or a Portfolio), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     12.5 Delegation of Duties. Each of the Administrative Agent and the Operations Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by it. Such Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Bank Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Bank Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

     12.6 Resignation of Administrative Agent or Operations Agent. Each of the Administrative Agent and the Operations Agent may at any time give notice of its resignation to the Banks, the Funds and the Portfolios. Upon receipt of any such notice of resignation, the Majority Banks shall have the right, in consultation with the Funds and the Portfolios, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which shall be an Eligible Lender. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the Banks, the Funds and the Portfolios that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) such Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Bank directly, until such time as the Majority Banks appoint a successor Agent as provided for above in this Section. Upon the acceptance of a

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

successor's appointment as such Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and such retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Funds and the Portfolios to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Funds and the Portfolios and such successor. After the retiring Agent's resignation hereunder and under the other Credit Documents, the provisions of this Article and Sections 13.3 and 13.4 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Bank Related Party in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     12.7 Non-Reliance on Agents and Other Banks. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the
Operations Agent or any other Bank or any of their Bank Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Operations Agent or any other Bank or any of their Bank Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

     12.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arranger, Book Manager, Co-Syndication Agent, Documentation Agent, or Managing Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Operations Agent or a Bank.

     13.  GENERAL.

     13.1 Waiver and Amendments. No failure or delay on the part of the Banks in the exercise of any power or right, and no course of dealing between any Fund or Portfolio and the Banks, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to the Banks at law or in equity. No notice to or demand on a Fund or Portfolio not required hereunder or under such Fund's or Portfolio's Notes shall in any event entitle such Fund or Portfolio to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Banks to any other or further action in any circumstances without notice or demand. No amendment or waiver of any provision of any Credit Document, and no consent with respect to any departure by a Fund or Portfolio therefrom, shall be effective unless the same shall be in writing and adopted by the Majority Banks and each Fund and Portfolio, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by each Bank, do any of the following:

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

             (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 11.2),

             (b) postpone or delay any date fixed by any Credit Document for any payment of principal of or interest on the Loans or any fees or other amounts in connection therewith,

             (c)  reduce the principal of or interest on any Loan,

             (d) reduce any fees or other amounts payable to any of the Banks under any Credit Document, or

             (e) amend the definition of "Majority Banks" or any provision of this Section 13.1;

and provided, further, that no amendment, waiver or consent shall affect the rights or duties of any Agent under any Credit Document, unless in writing and signed by the affected Agent in addition to the Majority Banks or all Banks, as the case may be.

     13.2 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

             (i) if to a Fund or Portfolio, the Administrative Agent or the Operations Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 13.2, and

            (ii) if to any other Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Banks pursuant to Article 2 if such Bank, has notified the Administrative Agent Operations Agent, the Funds and the Portfolios that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Operations Agent, or any Fund or Portfolio may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent and the Operations Agent otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY,
     INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or the Operations Agent any of their Bank Related Parties (collectively, the "Agent Parties") have any liability to any Fund, any Portfolio, any Bank, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Fund's, any Portfolio's, the Administrative Agent's or the Operations Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Fund, any Portfolio, any Bank, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of each Fund, each Portfolio, the Administrative Agent, and the Operations Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Bank may change its address, telecopier or telephone number for notices and other communications hereunder by notice to each Fund, each Portfolio, the Administrative Agent and the Operations Agent. In addition, each Bank agrees to notify the Administrative Agent and the Operations Agent from time to time to ensure that the Administrative Agent and the Operations Agent have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank.

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

     (e) Reliance by Administrative Agent, Operations Agent and Lenders. The Administrative Agent, the Operations Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic notices of borrowings) purportedly given by or on behalf of a Fund or Portfolio even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as reasonably understood by the recipient, varied from any confirmation thereof [as long as the Administrative Agent, the Operations Agent and the Banks acted in good faith without gross negligence or willful misconduct].. Each Fund or Portfolio shall indemnify the Administrative Agent, the Operations Agent, each Bank and the Bank Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Fund or Portfolio; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent such losses, costs, expenses or liabilities are determined by a court of competent jurisdiction in a final non-appealable order, to have resulted from the gross negligence or willful misconduct of such Indemnitee. Each Fund and each Portfolio shall be liable only for its portion of any liabilities and such Fund or Portfolio shall not be liable for any portion of any liabilities of any other Fund or Portfolio. All telephonic notices to and other telephonic communications with the Administrative Agent or the Operations Agent may be recorded by the Administrative Agent or the Operations Agent, and each of the parties hereto hereby consents to such recording.

     13.3 Expenses. Subject to the provisions of Section 2.6, each Fund and Portfolio shall:

             (i) whether or not any Loan is made hereunder, pay or reimburse each of Bank of America (solely in its capacity as Administrative Agent) and State Street, solely in its capacity as Operations Agent, within five Banking Days after demand for all reasonable costs and expenses incurred by it in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Credit Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (solely in its capacity as Administrative Agent) and State Street (solely in its capacity as Operations Agent) with respect thereto.

            (ii) pay or reimburse the Administrative Agent and each Bank within five Banking Days after demand for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Credit Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans and including in any insolvency proceeding or appellate proceeding).

     13.4 Funds Indemnification.

     (a) Indemnification. This Section 13.4 shall supersede any provision regarding indemnification contained in the Commitment Letter dated February 14, 2005, signed by Legg Mason Fund Advisers, Inc., on behalf of the Funds and Portfolios. The Funds and the Portfolios shall indemnify the Administrative Agent (and any sub-agent thereof), the Operations Agent (and any sub-agent thereof), each Bank, the Arranger and each Bank Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Fund or any Portfolio arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by such Indemnitee or such Fund or Portfolio of its obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof), the Operations Agent (and any sub-agent thereof) and its Bank Related Parties only, the administration of this Agreement and the other Credit Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Fund or any Portfolio, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Fund or any Portfolio against an Indemnitee for breach of such Indemnitee's obligations hereunder or under any other Credit Document, if any Fund or any Portfolio has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, and (z) each Fund or Portfolio shall be liable only for its portion of the Indemnified Liabilities and such Fund or Portfolio shall not be liable for any portion of the Indemnified Liabilities of any other Fund or Portfolio. The Funds shall from time to time notify the Operations Agent and the Administrative Agent of the manner in which the Indemnified Liabilities are to be allocated among the Funds and Portfolios.

     (b) Promptly after receipt by an Indemnitee under subsection (a) above of notice of the commencement of any action, such Indemnitee shall, if a claim in respect thereof is to be made against a Fund or Portfolio under such subsection, promptly notify such Fund or Portfolio in writing of the commencement thereof, but the omission so to notify such Fund or Portfolio shall not relieve it from any liability that it may have to any Indemnitee otherwise than under such subsection. In case any such action shall be brought against any Indemnitee and it shall notify the relevant Fund or Portfolio of the commencement thereof, the indemnifying Fund or Portfolio shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Fund or Portfolio similarly notified, to assume the defense thereof (unless the Indemnitee shall determine in good faith that there are issues that raise conflicts of interest between the indemnifying Fund or Portfolio and the Indemnitee), with counsel reasonably satisfactory to the Indemnitee (who shall not, except with the consent of the Indemnitee, be counsel to the indemnifying Fund(s) or Portfolio(s)); provided that in no event shall any settlement or compromise of any such claims, actions or demands be made without the consent of the Indemnitee (and the Indemnitee shall not withhold its consent to such settlement if such settlement would release the Indemnitee in full with respect to such claim); and provided further that, with respect to any action with respect to which the indemnifying Fund or Portfolio has not assumed the defense and with respect to which the indemnifying Fund or Portfolio and the Indemnitee are both parties, the Indemnitee shall consult in good faith with the indemnifying Fund or Portfolio with respect to any settlement or compromise.

     (c) Reimbursement by Banks. To the extent that any Fund or Portfolio for any reason fails to indefeasibly pay any amount required under subsection (a) or
(bc) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Operations Agent (or any sub-agent thereof) or any Bank Related Party of any of the foregoing, each Bank severally agrees to pay to the Administrative Agent (or any such sub-agent), the Operations Agent (or any sub-agent thereof) or such Bank Related Party, as the case may be, such Bank's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Operations Agent (or any sub-agent thereof) in its capacity as such, or against any Bank Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Operations Agent (or any sub-agent thereof) in connection with such capacity.

     (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the Funds or the Portfolios shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b)c above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby; provided such Indemnitee shall have adopted and implemented reasonable policies and procedures for, and used due care in, the handling of such information or other materials and provided further, that such Indemnitee acted in good faith and without gross negligence or willful misconduct.

     (e) Payments. All amounts due under this Section and Section 13.3 shall be payable not later than ten Banking Days after demand therefor.

     (f) Survival. The agreements in this Section and Section 13.3 shall survive the resignation of the Administrative Agent or the Operations Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other obligations hereunder and under the Notes.

     13.5 Information. Each of the Administrative Agent, the Operations Agent and the Banks agrees not to disclose without the prior consent of any Fund or Portfolio any information with respect to such Fund or Portfolio that is furnished pursuant to this Agreement and that is designated by or on behalf of the Fund or Portfolio as confidential, except that each of the Administrative Agent and the Operations Agent or any Bank may disclose any such information (a) as has become generally available to the public other than by breach of this
Section 13.5, (b) as may be required by law or legal process, (c) to examiners and regulatory agencies having jurisdiction over the Administrative Agent, the Operations Agent or any Bank and (d) to potential participants and assignees, provided that any such participant or assignee has been made aware of this
Section 13.5 and agreed in writing to be bound by its provisions.

     13.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     13.7 Law. This Agreement and the Notes shall be contracts made under and governed by the internal laws of the State of New York. This Agreement, the Notes, the Indemnification Agreement, and the other Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     13.8 Successors. (a) This Agreement shall be binding upon the Funds, the Portfolios, the Agents and the Banks and their respective successors and assigns and shall inure to the benefit of the Funds, the Portfolios, the Agents and the Banks and the permitted successors and assigns of the Agents and the Banks.

     (b) No Fund or any Portfolio may assign its rights or duties hereunder without the consents of the Banks and the Agents. Any Bank may at any time, with the consents of the Funds and Portfolios and the Administrative Agent and Documentation Agent (which consents shall not be unreasonably withheld), assign and delegate to one or more Eligible Lenders (each an "Assignee") all, or any ratable part of all (in such case, in a minimum amount of $5,000,000), of the Loans, the Commitments and the other rights and obligations of such Bank hereunder; provided, however, that the foregoing consents of the Funds and Portfolios shall not be required with regard to an assignment that otherwise meets the foregoing criteria (i) to an Assignee that is an Affiliate of the assigning Bank or (ii) during such time as an Event of Default has occurred and is continuing; provided, further, that the Funds and Portfolios and the Agents may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Funds and Portfolios and the Agents by such Bank and the Assignee; (B) such Bank and its Assignee shall have delivered to the Funds and Portfolios and the Administrative Agent and Documentation Agent an Assignment and Acceptance in the form of Exhibit J ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; (C) the Administrative Agent has in writing consented to the assignment and, to the extent required, obtained the written consents of the Funds and Portfolios; and (D) the assignor Bank or the Assignee has paid to the Administrative Agent a processing fee in the amount set forth in Schedule 13.8. From and after the date that the Administrative Agent notifies the assignor Bank that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (x) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Credit Documents and (y) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Documents. A Bank may, without the consent of any of the Funds or the Portfolios or the Administrative Agent, grant a security interest in a Note and, in connection therewith, assign its rights in such Note, to any Federal Reserve Bank in accordance with applicable law.

     (c) Any Bank may at any time sell to one or more Eligible Lenders (each, a "Participant") participating interests in any Loans, the Commitment of such Bank and the other interests of such Bank in any Loans, (the "Originating Bank") under the Credit Documents; provided, however, that: (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Funds and Portfolios and the Agents shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under the Credit Documents and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any proposed amendment to, or any proposed consent or waiver with respect to, any Credit Document, except to the extent such proposed amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 13.1. In the case of any such participating interest, the Participant shall be entitled to the benefit of Sections 5.1, 5.3, 5.4, 5.5 and 13.4 as though it were also a Bank hereunder (and the Originating Bank shall not be entitled to the benefits of such sections with respect to the portion of any Loans in which it has sold a participating interest), and if amounts outstanding under the Credit Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under the Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

     13.9 Replacement of Banks. If the Funds and the Portfolios have a right to replace a Bank under Section 2.7, then the Funds and the Portfolios may, at their sole expense and effort, upon notice to such Bank, the Administrative Agent and the Operations Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.8), effective prior to the then
Existing Termination Date, all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment) and such Bank shall so assign and delegate such interests, rights and obligations, provided that:

     (a) the Funds and the Portfolios shall have paid to the Administrative Agent the assignment fee specified in Section 13.8;

     (b) such Bank shall have received payment of an amount equal to the outstanding principal amount of its Loans and all accrued interest thereon, accrued fees and other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 5.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Funds and the Portfolios (in the case of all other amounts); and

     (c) such assignment does not conflict with applicable Laws.

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Funds and the Portfolios to require such assignment and delegation shall have ceased and shall continue to cease to apply.

     13.10 Waiver of Jury Trial. EACH OF THE OPERATIONS AGENT, THE ADMINISTRATIVE AGENT, EACH BANK AND EACH FUND AND PORTFOLIO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP ARISING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     13.11 Disclaimer. None of the shareholders, trustees, officers, employees and other agents of any Fund or Portfolio shall be personally bound by or liable for any indebtedness, liability or obligation hereunder, under any Note or under any judgment on this Agreement or any Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder or thereunder.

     13.12 Acknowledgments. The signatories hereto acknowledge that the Funds and Portfolios listed on Annex I under the heading "Continuing Borrower Parties" will continue as parties hereto and the Fund and Portfolio listed on Annex I under the heading "Non-Continuing Borrower Parties" will no longer be party hereto. The Banks party to the Existing Credit Agreement acknowledge that, as of the Refinancing Date, the Notes of the Non-Continuing Borrower Parties shall cease to be of any further force or effect.

     13.13 USA PATRIOT Act Notice. Each of the Banks that is subject to the Patriot Act (as hereinafter defined), the Administrative Agent (for itself and not on behalf of any Bank) and the Operations Agent (for itself and not on behalf of any Bank) hereby notifies the Funds and the Portfolios that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Funds and the Portfolios, which information includes the name and address of the Funds and the Portfolios and other information that will allow such Bank or Agent, as applicable, to identify the Funds and the Portfolios in accordance with the Patriot Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.



                                            LEGG MASON INCOME TRUST, INC.,
                                            ON BEHALF OF LEGG MASON
                                            LIMITED DURATION BOND PORTFOLIO


                                            ------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON INCOME TRUST, INC.,
                                            ON BEHALF OF LEGG MASON
                                            INVESTMENT GRADE INCOME PORTFOLIO


                                            -------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON INCOME TRUST, INC., ON
                                            BEHALF OF LEGG MASON HIGH YIELD
                                            PORTFOLIO


                                            --------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON INCOME TRUST, INC., ON
                                            BEHALF OF LEGG MASON CORE BOND FUND


                                            --------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary

                                            LEGG MASON TAX-FREE INCOME FUND,
                                            ON BEHALF OF LEGG MASON MARYLAND
                                            TAX-FREE INCOME TRUST


                                            --------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON TAX-FREE INCOME FUND,
                                            ON BEHALF OF LEGG MASON PENNSYLVANIA
                                            TAX-FREE INCOME TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON TAX-FREE INCOME FUND,
                                            ON BEHALF OF LEGG MASON TAX-FREE
                                            INTERMEDIATE-TERM INCOME TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON VALUE TRUST, INC.


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON SPECIAL INVESTMENT TRUST,
                                            INC.


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary

                                            LEGG MASON GROWTH TRUST, INC.


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON GLOBAL TRUST, INC., ON
                                            BEHALF OF LEGG MASON GLOBAL
                                            INCOME TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON GLOBAL TRUST, INC., ON
                                            BEHALF OF LEGG MASON INTERNATIONAL
                                            EQUITY TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON GLOBAL TRUST, INC., ON
                                            BEHALF OF LEGG MASON EMERGING
                                            MARKETS TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON INVESTORS TRUST, INC.,
                                            ON BEHALF OF LEGG MASON AMERICAN
                                            LEADING COMPANIES TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary

                                            LEGG MASON INVESTORS TRUST, INC.,
                                            ON BEHALF OF LEGG MASON BALANCED
                                            TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON INVESTORS TRUST, INC., ON
                                            BEHALF OF LEGG MASON U.S.
                                            SMALL-CAPITALIZATION VALUE TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON INVESTORS TRUST, INC., ON
                                            BEHALF OF LEGG MASON FINANCIAL
                                            SERVICES FUND


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON LIGHT STREET TRUST, INC.,
                                            ON BEHALF OF LEGG MASON CLASSIC
                                            VALUATION FUND


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary


                                            LEGG MASON INVESTMENT TRUST, INC.,
                                            ON BEHALF OF LEGG MASON OPPORTUNITY
                                            TRUST


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary

                                            LEGG MASON CHARLES STREET TRUST,
                                            INC., ON BEHALF OF BATTERYMARCH U.S.
                                            SMALL CAPITALIZATION EQUITY
                                            PORTFOLIO


                                            ----------------------------------
                                            By: Jennifer P. Streaks
                                            Title: Assistant Secretary

                                            BANK OF AMERICA, N.A., as
                                            Administrative Agent


                                            -----------------------------------
                                            By:
                                            Title:

                                            STATE STREET BANK AND TRUST COMPANY,
                                            as Operations Agent and Co-
                                            Syndication Agent


                                            ----------------------------------
                                            By:
                                            Title:

                                            CITIBANK, N.A., as Co-Syndication
                                            Agent


                                            ----------------------------------
                                            By:
                                            Title:

                                            NATIONAL AUSTRALIA BANK LIMITED


                                            ----------------------------------
                                            By:
                                            Title:

                                            THE BANK OF NEW YORK, as Managing
                                            Agent


                                            ----------------------------------
                                            By:
                                            Title:

                                            CITIZENS BANK OF MASSACHUSETTS, as
                                            Managing Agent


                                            ----------------------------------
                                            By:
                                            Title:

                                            WELLS FARGO BANK, NATIONAL
                                            ASSOCIATION


                                            ----------------------------------
                                            By:
                                            Title:

                                            LLOYDS TSB BANK plc


                                            ----------------------------------
                                            By:
                                            Title:

                                            THE NORTHERN TRUST COMPANY


                                            ----------------------------------
                                            By:
                                            Title:

                                            SOVEREIGN BANK


                                            ----------------------------------
                                            By:
                                            Title: